SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [X]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Community Investors Bancorp, Inc.
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             (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

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


                                                           PRELIMINARY COPY

                              [CIBI Letterhead]

[June 21, 2005]

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Community Investors Bancorp, Inc. ("CIBI"). The meeting will be held at the Holiday Inn Express, 1690 North Sandusky Avenue, Bucyrus, Ohio 44820, on Monday, [August 8, 2005] at 2:00 p.m., Eastern Time.

This proxy statement is being furnished to you in connection with a proposal to amend CIBI's Articles of Incorporation to effect a one-for-300 reverse stock split of CIBI's common stock followed immediately by an amendment to effect a 300-for-one forward stock split.

On the effective date of the reverse stock split, you will receive one share of common stock for each 300 shares you held immediately prior thereto. If the number of shares you hold is not evenly divisible by 300, the split will create a fractional share. However, any fractional share that otherwise would have been issuable to any holder of fewer than 300 shares before the reverse split will be repurchased by CIBI from the holder for a cash payment equal to $15.00 per pre-split share. A fractional share created by the split will be issued to any holder of 300 or more shares before the split, and such holder will not receive any cash payment. In order to facilitate future trading in the over-the-counter market or on the Pink Sheets(R), CIBI will amend the Articles of Incorporation to effect a 300-for-one forward stock split that will eliminate any then existing fractional shares.

Commonly referred to as a "going private" transaction, completion of the reverse stock split followed by the forward stock split will reduce the number of stockholders of record to fewer than 300, and CIBI will terminate the registration of its common stock pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934. Thereafter, CIBI no longer will file reports with the Securities and Exchange Commission, and the common stock will not be quoted on Nasdaq.

The approving vote of a majority of the outstanding shares of CIBI's common stock is required to adopt the amendment that will effect the proposed stock splits. Under Ohio law and CIBI's Articles of Incorporation and Code of Regulations, a shareholder does not have dissenter's right of appraisal in connection with the stock splits irrespective of whether the stockholder votes for or against the stock splits.

This proxy statement provides detailed information regarding the stock splits. Please read it carefully in its entirety. You also may obtain information about CIBI from publicly available documents filed with the Securities and Exchange Commission.

The Board of Directors unanimously supports the stock splits and recommends that you vote FOR the proposed amendments to the Articles of Incorporation.

It is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
We appreciate your support and interest in Community Investors Bancorp, Inc.

Sincerely,



Dale C. Hoyles
Chairman of the Board

                      COMMUNITY INVESTORS BANCORP, INC.
                          119 South Sandusky Avenue
                             Bucyrus, Ohio 44820
                               (419) 562-7055

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [AUGUST 8, 2005]

      A Special Meeting of Shareholders (the "Special Meeting") of Community Investors Bancorp, Inc., an Ohio corporation ("CIBI"), will be held on [August 8, 2005], at 2:00 p.m., local time, at the Holiday Inn Express, 1690 North Sandusky Avenue, Bucyrus, Ohio 44820 for the following purposes, which are more completely set forth in the accompanying Proxy
Statement:

      1. To consider and vote upon a proposal to amend CIBI's Articles of Incorporation to effect a l-for-300 reverse stock split and the repurchase of resulting fractional shares of any holder of fewer than 300 shares before the reverse split, followed immediately by an amendment to CIBI's Articles of Incorporation to effect a 300-for-1 forward stock split of CIBI's common shares (collectively, the "Stock Splits"). As a result of the Stock Splits, (a) each shareholder owning fewer than 300 common shares of CIBI immediately before the Stock Splits will receive $15.00 in cash, without interest, for each CIBI common share owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of CIBI; and (b) each shareholder owning 300 or more common shares immediately before the Stock Splits will hold the same number of Common Shares that the shareholder held immediately prior to the Stock Splits. The proposed amendments to CIBI's Articles of Incorporation are attached as Exhibits B and C to the accompanying Proxy Statement; and

      2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

      Only CIBI shareholders of record as of the close of business on [June 7, 2005], will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

      To assure that a quorum is present at the Special Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Special Meeting. A postage-prepaid envelope is enclosed for your convenience.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      CIBI's Board of Directors carefully considered the terms of the proposed Stock Splits, has determined that the Stock Splits are fair to, and in the best interests of, CIBI and its shareholders, and unanimously recommends that you vote FOR the approval of the Stock Splits.

                                     By Order of the Board of Directors,



                                     Phillip W. Gerber
                                     President and Chief Executive Officer

Bucyrus, Ohio
[June 21, 2005]

                      COMMUNITY INVESTORS BANCORP, INC.
                          119 South Sandusky Avenue
                             Bucyrus, Ohio 44820
                               (419) 562-7055

                               PROXY STATEMENT

                             GENERAL INFORMATION

      This Proxy Statement provides detailed information about a proposal to amend the Articles of Incorporation of Community Investors Bancorp, Inc. ("CIBI") to effect a l-for-300 reverse stock split and the repurchase of resulting fractional shares of any holder of fewer than 300 shares before the reverse split, followed immediately by a 300-for-1 forward stock split (together these are referred to as the "Stock Splits") of CIBI's common shares, par value $0.01 per share (the "Common Shares"). If the Stock Splits are completed:

      * Each shareholder owning fewer than 300 Common Shares immediately before the Stock Splits will receive $15.00 in cash, without interest, in exchange for each Common Share owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of CIBI; and

      * Each shareholder owning 300 or more Common Shares will hold the same number of Common Shares that the shareholder held immediately prior to the Stock Splits.

      The proposed amendments to CIBI's Articles of Incorporation to accomplish the Stock Splits are attached as Exhibits B and C to this Proxy Statement.

      We cannot complete the Stock Splits unless the holders of at least 527,359 Common Shares, which is a majority of the outstanding Common Shares, approve the Stock Splits. The executive officers and directors of CIBI, who together own approximately 15.8% of the Common Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Stock Splits. The Board of Directors has scheduled a Special Meeting of Shareholders of CIBI (the "Special Meeting") to vote upon the Stock Splits proposal. The date, time and place of the Special Meeting are as follows:

                              [August 8, 2005]
                            2:00 p.m. Local Time
      [Holiday Inn Express, North Sandusky Avenue, Bucyrus, Ohio 44820]

      We urge you to read this Proxy Statement carefully and in its entirety, including the attached Exhibits. This Proxy Statement is first being mailed to CIBI's shareholders on or about [June 21, 2005].

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS    PROXY STATEMENT AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CIBI.

                              TABLE OF CONTENTS

SUMMARY TERM SHEET
    CIBI Background
    Information About the Stock Splits Proposal
    Purpose of and Reasons for the Stock Splits
    Fairness of the Stock Splits
    Advantages of the Stock Splits
    Disadvantages of the Stock Splits
    Voting Information
    Material Federal Income Tax Consequences
    Unavailability of Appraisal or Dissenters' Rights
    Termination of Stock Splits
    Escheat Laws
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
SPECIAL FACTORS
    Purpose of and Reasons for the Stock Splits
    Effects of the Stock Splits
    Effects on CIBI Shareholders Holding Fewer Than 300 Shares
     Before the Reverse Split
    Alternatives to the Stock Splits
    Fairness of the Stock Splits
    Advantages of the Stock Splits
    Disadvantages of the Stock Splits
    Conclusion
OPINION OF KELLER & COMPANY
    Public Comparables Analysis
    Review of CIBI Market Performance
    Conclusion
    Engagement of Keller & Company
MEETING AND VOTING INFORMATION
    Time and Place
    Revoking Your Proxy
    Record Date
    Quorum and Required Vote
    Solicitation and Costs
STOCK SPLITS PROPOSAL
    Summary and Structure
    Background of the Stock Splits
    Recommendation of the Board
    Potential Disadvantages of the Stock Splits to Shareholders
    Share Certificates
    Material Federal Income Tax Consequences
    Unavailability of Appraisal or Dissenters' Rights
    Termination of Stock Splits
    Escheat Laws
    Regulatory Approvals
INFORMATION ABOUT CIBI
    Business of CIBI and First Federal
    Management of CIBI
    Interest of Certain Persons in Matters to be Acted Upon
    Market Price and Dividend Information
    Common Share Repurchase Information
FINANCIAL INFORMATION
    Summary Historical Financial Information
    Pro Forma Financial Information

AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

EXHIBIT A - FAIRNESS OPINION
EXHIBIT B - FORM OF REVERSE STOCK SPLIT AMENDMENT
EXHIBIT C - FORM OF FORWARD STOCK SPLIT AMENDMENT

                             SUMMARY TERM SHEET

      The following is a summary of the material terms of the Stock Splits upon which CIBI's shareholders will vote at the Special Meeting. While this summary describes what we believe are the most material terms and conditions of the Stock Splits, this Proxy Statement contains a more detailed description of such terms and conditions. We urge you to carefully review, in their entirety, this Proxy Statement, the attached Exhibits and the documents incorporated by reference before voting.

CIBI Background

      CIBI is an Ohio corporation and a registered savings and loan holding company which owns all of the issued and outstanding shares of its wholly owned subsidiary, First Federal Community Bank of Bucyrus ("First Federal"). CIBI's principal offices are located at 119 South Sandusky Avenue, Bucyrus, Ohio 44820 and CIBI's phone number at that address is
(419) 562-7055.

      Please see the section of this Proxy Statement entitled "Information About CIBI - Business of CIBI and First Federal" for a more detailed discussion.

Information About the Stock Splits

      The Stock Splits will consist of the following steps:

      * On the date (the "Effective Date") that the Ohio Secretary of State accepts for filing a certificate of amendment to our Articles, a l-for-300 reverse stock split of the Common Shares will occur, as a result of which:

            o Each holder of less than 300 Common Shares immediately before the reverse stock split will receive from CIBI cash in the amount of $15.00, without interest, for each Common Share held immediately before the reverse stock split and will no longer be a shareholder of CIBI; and

            o Each holder of 300 or more Common Shares immediately prior to the reverse stock split will receive one whole Common Share for each lot of 300 Common Shares held by the shareholder immediately before the reverse stock split and a fractional share for any remaining share not evenly divisible by 300.

      * After completion of the reverse stock split and the repurchase of resulting fractional shares of any holder of fewer than 300 shares before the reverse split, CIBI will effect a 300-for-1 forward stock split of the Common Shares remaining outstanding after the reverse stock split. Each holder of 300 or more Common Shares immediately before the reverse stock split will participate in the forward stock split, which will result in such holder holding the same number of Common Shares that the shareholder held immediately prior to the Stock Splits.

      * If you are a record holder who holds less than 300 Common Shares but do not want to be cashed out in the Stock Splits, you may remain a shareholder of CIBI by purchasing a sufficient number of Common Shares, to the extent available, in the open market far enough in advance of the Stock Splits so that you hold at least 300 Common Shares on the Effective Date. Conversely, if you are a record holder and want to be cashed out in the Stock Splits, you may do so by selling a sufficient number of Common Shares in the open market far enough in advance of the Stock Splits so that you hold less than 300 Common Shares on the Effective Date.

      * If you hold shares in "street name" through a nominee (such as a broker or a bank) the effect of the Stock Splits on your Common Shares may be different than for record holders. CIBI intends for the Stock Splits to affect "street name" shareholders the same as those holding shares in a record account, and nominees will be asked to effect the Stock Splits for their beneficial owners. However, your nominee may choose not to effect the Stock Splits on your street name shares, and your nominee may have different procedures that you must follow. Shareholders holding shares in street name should contact their nominee to determine how the Stock Splits will affect them.

      * If your nominee will not effect the Stock Splits on your street name Common Shares and if you hold less than 300 Common Shares and wish to ensure that you are cashed out in the Stock Splits, you may transfer your Common Shares out of street name and into a record account with CIBI far enough in advance of the Stock Splits so that the transfer is complete by the Effective Date.

      * If your nominee will effect the Stock Splits and you hold less than 300 Common Shares and you wish to ensure that you are not cashed out in the Stock Splits you may acquire additional Common Shares in your street name account, if available, in the open market. You should contact your nominee to determine how the Stock Splits will affect you.

      Please see the sections of this Proxy Statement entitled "Special Factors - Effects of the Stock Splits" and "Stock Splits Proposal - Summary and Structure" for a more detailed discussion of the Stock Splits.

Purpose of and Reasons for the Stock Splits

      * The Stock Splits are intended to reduce the number of recordholders of the Common Shares below 300 and enable CIBI to terminate the registration of, or deregister, the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Deregistration would eliminate CIBI's duty to file periodic reports and proxy statements with the Securities and Exchange Commission (the "SEC"), and as a result, CIBI would no longer be a public reporting company. However, CIBI will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws and federal banking laws applicable to CIBI and First Federal.

      *     The following are the principal reasons for the Stock Splits:

            o anticipated annual cost savings of approximately $200,000 as a result of the deregistration of the Common Shares and the related elimination of periodic reporting requirements, including the cost savings resulting from no longer being subject to the public company provisions of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") and the elimination of costs associated with being listed on the Nasdaq SmallCap Market ("Nasdaq");

            o additional savings of management's and employees' time that will no longer be spent preparing the periodic reports required under the Exchange Act and complying with other provisions of the Exchange Act;

            o reduced premiums for CIBI's directors' and officers' insurance policies as a result of CIBI no longer being a public reporting company;

            o decreased expenses resulting from no longer being required to service holders with small positions in the Common Shares;

            o the Stock Splits constitute the most expeditious, efficient, cost effective and fair method to convert CIBI from a public reporting company to a privately held, non-reporting company compared to other alternatives considered by the Board; and

            o the fact that CIBI has not realized many of the benefits normally associated with being a public reporting company (such as access to capital markets, active trading market and use of company stock as currency for acquisitions) due to the relatively limited liquidity of the Common Shares.

      Please see the sections of this Proxy Statement entitled "Special Factors - Purpose of and Reasons for the Stock Splits" and "Special Factors
- Effects of the Stock Splits" for a more detailed discussion of the principal reasons for the Stock Splits.

Fairness of the Stock Splits

      * The Board has set $15.00 per pre-split Common Share as the cash consideration to be paid by CIBI in lieu of issuing fractional Common Shares (i.e., less than one whole Common Share) to holders of fewer than 300 shares before the reverse split in connection with the Stock Splits. The Board made this determination in good faith and received a fairness opinion (the "Fairness Opinion") prepared by Keller & Company, Inc. ("Keller & Company"), an independent financial advisor. The Board also considered other factors the Board deemed relevant, as described in greater detail in this Proxy Statement.

      * The Fairness Opinion was delivered to the Board to assist the Board in establishing the terms and conditions of the Stock Splits. The Fairness Opinion states, that based upon and subject to the factors and assumptions set forth therein as of May 16, 2005, the Repurchase Price is fair, from a financial point of view, to CIBI's shareholders.

      * The full text of the Fairness Opinion, dated May 16, 2005, is attached to this Proxy Statement as Exhibit A. The Fairness Opinion is also available for inspection and copying at CIBI's principal executive offices located at 119 South Sandusky Avenue, Bucyrus, Ohio 44820 during CIBI's regular business hours by any interested shareholder of CIBI or representative of such holder who has been so designated in writing. We urge you to read the Fairness Opinion in its entirety. Keller & Company provided the Fairness Opinion for the information and assistance of the Board in connection with its consideration of the Stock Splits. The Fairness Opinion is not a recommendation as to how you should vote with respect to the Stock Splits.

      * The Board believes that the Stock Splits are in CIBI's best interests and are substantively and procedurally fair to both the affiliated and unaffiliated holders of the Common Shares, including both those holders whose Common Shares will be completely cashed out pursuant to the Stock Splits ("Cashed Out Holders") and those who will continue to hold Common Shares after the Stock Splits ("Continuing Holders").

      * The Board has reviewed and considered the analyses and conclusions of Keller & Company contained in the Fairness Opinion and has unanimously approved the Stock Splits.

      Please see the sections of this Proxy Statement entitled "Special Factors - Fairness of the Stock Splits," "Opinion of Keller & Company," "Stock Splits Proposal - Background of the Stock Splits" and "Stock Splits Proposal - Recommendation of the Board" for a more detailed discussion of the foregoing.

Advantages of the Stock Splits

      * By completing the Stock Splits, deregistering the Common Shares and suspending our periodic reporting obligations under the Exchange Act, we expect to realize recurring annual cost savings of approximately $200,000. In addition, we expect to realize non-recurring savings in the 2006 fiscal year of approximately $110,000 in fees and expenses to comply with the internal controls audit requirements of Section 404 of the Sarbanes-Oxley Act. Deregistration will also eliminate the significant amount of time and effort previously required of CIBI's management to prepare and review the reports required to be filed under the Exchange Act.

      * The Stock Splits provide Cashed Out Holders with an opportunity to liquidate all of their Common Shares.

      * The Stock Splits will not impact affiliated holders of Common Shares differently than unaffiliated holders of Common Shares on the basis of affiliate status. The sole determining factor as to whether a holder of Common Shares will remain a shareholder of CIBI and how many Common Shares will be repurchased by CIBI in lieu of issuing fractional shares as a result of the Stock Splits is the number of Common Shares held by such holder immediately prior to the Stock Splits.

      * The Stock Splits will have minimum effect on the relative voting power of CIBI's shareholders. Since only an estimated 40,152 out of 1,054,717 outstanding Common Shares will be eliminated as a result of the Stock Splits, the percentage ownership of the Continuing Holders will be approximately the same as it was prior to the Stock Splits. For example, the executive officers and directors of CIBI currently beneficially own (including certain stock options) approximately 17.5% of the outstanding Common Shares, and will beneficially own approximately 18.2% of the outstanding Common Shares following completion of the Stock Splits.

      Please see the section of the Proxy Statement entitled "Special Factors - Fairness of the Stock Splits" for a more detailed discussion of the foregoing.

Disadvantages of the Stock Splits

      * Upon termination of the registration of the Common Shares under the Exchange Act, CIBI's duty to file periodic reports with the SEC will be suspended. All of the information regarding CIBI's operations and financial results that is currently available to the general public and investors will not be readily available after deregistration. Investors seeking information about us will have to contact CIBI directly to receive such information, and we may elect not to provide investors with requested information that we are not required by law to provide.

      * After the completion of the Stock Splits and deregistration of the Common Shares, the liquidity of the Common Shares will be significantly reduced or eliminated. In addition, the lack of publicly available financial and other information about CIBI may cause a decrease in the price at which the Common Shares trade.

      * Following the Stock Splits, Cashed Out Holders will have no further financial interest in CIBI and will no longer participate in the potential appreciation in the value of, or the payment of dividends on, the Common Shares.

      * After completion of the Stock Splits and the subsequent deregistration of the Common Shares, CIBI will no longer be subject to the liability provisions of the Exchange Act that apply to public companies and the provisions of the Sarbanes-Oxley Act, including the requirement that CIBI's chief executive officer and chief financial officer certify the accuracy of the financial statements contained in CIBI's Exchange Act filings.

      Please see the section of the Proxy Statement entitled "Special Factors - Disadvantages of the Stock Splits" for a more detailed discussion of the foregoing.

Voting Information

      * Approval of the Stock Splits requires the approval of a majority of the outstanding Common Shares entitled to vote at the Special Meeting. As of the close of business on [June 7, 2005] (the "Record Date"), there were 1,054,717 Common Shares outstanding and entitled to vote at the Special Meeting, of which 527,359 are required to approve the Stock Splits. The executive officers and directors of CIBI, who together own approximately 15.8% of the Common Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Stock Splits.

      Please see the section of the Proxy Statement entitled "Meeting and Voting Information" for a more detailed discussion of the foregoing.

Material Federal Income Tax Consequences

      * CIBI will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Stock Splits.

      * CIBI's shareholders will generally recognize a gain or loss for federal income tax purposes equal to the difference between the amount of cash received and the shareholder's tax basis in the Common Shares that are exchanged for the repurchase price of $15.00 per Common Share in lieu of issuing fractional shares.

      Please see the section of this Proxy Statement entitled "Stock Splits Proposal - Material Federal Income Tax Consequences" for a more detailed discussion of the foregoing.

Unavailability of Appraisal or Dissenters' Rights

      * A holder of Common Shares does not have the right under Ohio law or CIBI's Articles or Code of Regulations to demand the appraised value of such holder's Common Shares or any other dissenters' rights if the holder votes against the Stock Splits.

      Please see the section of this Proxy Statement entitled "Stock Splits Proposal - Unavailability of Appraisal or Dissenters' Rights" for a more detailed discussion of the foregoing.

Termination of Stock Splits

      * The Board may, in its discretion, withdraw the Stock Splits from the agenda of the Special Meeting at any time prior to a vote thereon if it believes it is in the best interests of CIBI to do so. Although the Board presently believes that the Stock Splits are in CIBI's best interests and has recommended a vote for the Stock Splits, the Board nonetheless believes that it is prudent to recognize that factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Stock Splits.

      Please see the section of this Proxy Statement entitled "Stock Splits Proposal - Termination of Stock Splits" for a more detailed discussion of the foregoing.

Escheat Laws

      * All unclaimed cash amounts payable to shareholders in lieu of issuing fractional shares will be subject to applicable state laws regarding abandoned property.

      Please see the section of this Proxy Statement entitled "Stock Splits Proposal - Escheat Laws" for a more detailed discussion of the foregoing.

           CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

      When used in this Proxy Statement the words or phrases "will likely result," "are expected to," "will continue," "anticipate," "estimate," "project" or similar expressions are intended to identify "forward-looking statements." Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected. CIBI cautions you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. CIBI advises readers that CIBI's actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this Proxy Statement or in our other filings with the SEC.

      Please see the section of this Proxy Statement entitled "Available Information."

                               SPECIAL FACTORS

Purpose of and Reasons for the Stock Splits

      The purpose of the reverse stock split is to terminate CIBI's status as a public reporting company with the SEC. As a result of the reverse stock split and the repurchase of the resulting fractional shares from holders of fewer than 300 shares before the reverse split, CIBI expects to have approximately 167 holders of record of the Common Shares, which would enable CIBI to terminate the registration of the Common Shares under the Exchange Act. If the Stock Splits are completed, CIBI intends to file with the SEC to terminate the registration of the Common Shares. Upon deregistration, the Common Shares would no longer be quoted on the Nasdaq and trades in the Common Shares would only be possible through privately negotiated transactions or in the Pink Sheets(R) (a centralized quotation service that collects and publishes market maker quotes for securities).

      Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a public reporting company. As described below, these costs include, among other things, management's time spent preparing and reviewing our public filings and legal and accounting fees associated with the preparation and review of such filings. Since our initial public offering in 1995, we have incurred additional costs as a result of being a public company. However, since the passage of the Sarbanes-Oxley Act in 2002, our public company expenses have steadily increased and we expect will continue to do so.

      When the Sarbanes-Oxley Act was adopted, we realized that we would incur additional expenses as a result. We did not seek to deregister at that time, however, because much of the Sarbanes-Oxley Act had yet to be implemented and the extent of the increases was then unknown. Our compliance costs have increased from approximately $47,000 in 2001 to approximately $93,000 in 2004 due to the implementation of the Sarbanes-Oxley Act and related SEC and Nasdaq rules, and we expect these costs to increase further in the future. Of particular concern is the pending internal control audit requirement imposed by Section 404 of the Sarbanes-Oxley Act. Although it is not effective for CIBI until June 30, 2006, we must begin preparing to comply with Section 404 in the coming fiscal year and our expenses will begin at that time. As discussed below, we expect that our preparations to comply with Section 404 will result in a significant one-time expense, as well as significant increases in our annual audit expenses going forward. For smaller publicly traded companies, such as CIBI, these costs represent a larger portion of our revenues than for larger public companies.

      The details of our compliance costs in 2001 and 2004 are as follows:

                                                                    2001                      2004
                                                           Historical Costs to be    Historical Costs to be
                                                              Publicly Traded           Publicly Traded
                                                           ----------------------    ----------------------

Annual Financial Statement - Audit Fees                           $24,000                   $39,000
10Q/10K Filings - review by audit firm plus EDGARizing             14,000                    21,000
Legal Fees                                                          5,000                    15,000
Nasdaq Fees                                                         4,000                    18,000
                                                                  -------                   -------
      Total                                                       $47,000                   $93,000
                                                                  =======                   =======

      Not all of our reporting costs will be eliminated. We will continue to comply with all federal reporting requirements applicable to CIBI as a savings and loan holding company and to First Federal as a federal savings association. Further, we anticipate that we will continue to provide our shareholders with annual audited financial statements, although we are not required to do so. We presently intend to send our shareholders annual proxy statements, together with a letter summarizing our performance for the completed fiscal year. We currently expect that we will provide printed copies of our annual audited financial statements to our shareholders upon request. The annual letter sent to shareholders will explain how our shareholders may obtain a printed copy of our financial statements. If provided, these documents may not be as detailed, or contain the same level of disclosure, as those required of a public reporting company.

      The Board believes that by deregistering the Common Shares and suspending CIBI's periodic reporting obligations under the Exchange Act, we will realize recurring annual cost savings of approximately $200,000 in fees and expenses that we have historically incurred and expenses we expect to incur going forward, including fees and expenses for compliance with the Sarbanes-Oxley Act and associated regulations and compliance with requirements imposed on us by the Nasdaq. These estimated fees and expenses are described in greater detail below.

                        Estimated Annual Cost Savings

      Historical Costs:
      Legal fees                                         $ 11,000
      Printing, mailing and filing costs                   18,000
      Audit fees                                           24,000
      Nasdaq listing fees                                  18,000
      Internal personnel fees                                   0
                                                         --------
            Total Historical Costs                       $ 70,000

      Additional Expected Annual Costs:
      Section 404 audit fees                             $ 80,000
      Internal personnel costs                             50,000(1)
            Total Additional Costs                       $130,000
                                                         --------

      Total Estimated Annual Cost Savings                $200,000
                                                         ========
______________________

<F1>  Assumes the employment of one additional employee.

      These estimated historical cost savings reflect, among other things:
(i) a reduction in audit and related fees; (ii) a reduction in legal fees related to securities law compliance and compliance with Nasdaq requirements; (iii) the elimination of filing costs and expenses associated with electronically filing periodic reports and other documents (such as proxy statements) with the SEC on its EDGAR database; (iv) the elimination of annual Nasdaq listing fees; (v) lower printing and mailing costs attributable to the reduction in the number of shareholders and the less complicated and extensive disclosure required by our private status; (vi) a reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings; (vii) the lower risk of liability that is associated with non-reporting company status and the expected decrease in premiums for directors' and officers' liability insurance;
(viii) the cost savings due to CIBI not being subject to the public company provisions of the Sarbanes-Oxley Act; (ix) the savings in fees charged by Registrar and Transfer Company, CIBI's transfer agent, that are expected because of the reduction in the number of shareholder accounts to be handled by our transfer agent; and (x) a reduction in direct miscellaneous clerical and other expenses. These savings also include estimated annual audit savings and internal personnel savings from our not having to comply with Section 404 of the Sarbanes-Oxley Act.

      In addition to the foregoing annual estimated cost savings, the consummation of the Stock Splits and the subsequent deregistration of the common Shares would also result in a significant one-time cost savings of approximately $110,000 in fees and expenses because we would not be subject to the new internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley Act. Preparing to comply with Section 404 of the Sarbanes-Oxley Act would require significant expenditures, including fees to third parties for compliance planning, assessment, documentation and testing. It would also require a significant investment of time by the management and employees of CIBI and First Federal. These estimated costs for compliance with Section 404 are described in more detail below.

              Non-Recurring Sarbanes-Oxley Act Compliance Costs
              -------------------------------------------------

Third party planning, testing and documentation                    $ 50,000
Audit fees                                                           20,000
Consulting and outsourced services expenses                          40,000
                                                                   --------
      Total                                                        $110,000

      The annual and non-recurring cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than these estimates. The estimates are based upon the (i) actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) allocation to each category of management's estimates of the portion of the expenses and disbursements believed to be solely or primarily attributable to our public reporting company status.

      In some instances, these cost savings expectations were based on verifiable assumptions. For example, our auditing fees will be reduced if we cease to be a public reporting company due to the elimination of fees for interim services. In addition, the costs associated with retaining legal counsel to assist us with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC.

      Operational Flexibility. Another reason for the Stock Splits is the operational flexibility that completion of the Stock Splits and subsequent deregistration would provide. The Board believes that ceasing to be a public reporting company would enable management to focus more on CIBI's long-term growth without the distraction of SEC reporting requirements and other aspects of being a public company, and that CIBI will benefit if business decisions can be made with this added focus on long-term growth.

      Conclusion. In light of the foregoing, the Board believes the benefits CIBI receives from maintaining its status as a public reporting company and maintaining its small shareholder accounts are substantially outweighed by the associated costs. The Board believes that it is in CIBI's best interests to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small shareholder accounts.

      Reason for the Forward Stock Split. The forward stock split will occur immediately after the reverse stock split and the repurchase of fractional shares resulting from the reverse split of any holder of fewer than 300 shares before the reverse split. The forward stock split is intended to prevent the Common Shares from having an unusually high per share value that would otherwise result from the reverse stock split, which would tend to further decrease the liquidity of the Common Shares.

Effects of the Stock Splits

      The Stock Splits are expected to significantly reduce the number of holders of record of the Common Shares from approximately 387 to approximately 167. Upon the completion of the Stock Splits, we intend to file with the SEC to deregister the Common Shares under the Exchange Act as soon as practicable. After deregistration, the Common Shares will no longer be quoted on the Nasdaq. The completion of the Stock Splits and the termination of our reporting obligations under the Exchange Act may cause the existing limited trading market for the Common Shares to be further reduced or eliminated. After the completion of the Stock Splits and the deregistration of the Common Shares, CIBI will no longer be subject to the liability provisions of the Exchange Act or the provisions of the Sarbanes-Oxley Act, including the requirement that CIBI's officers certify the accuracy of CIBI's financial statements.

      Effects on the Common Shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Common Shares before and after the Stock Splits. CIBI will cancel the Common Shares it acquires for cash in lieu of issuing fractional shares to any holder of fewer than 300 shares before the reverse split.

Effects on CIBI Shareholders Holding Fewer Than 300 Shares
 Before the Reverse Split

      All CIBI shareholders holding fewer than 300 shares before the reserve split:

      * Will not have the opportunity to liquidate, at a time and for a price of their choosing, the Common Shares that are exchanged for cash in lieu of issuing fractional shares;

      * Will not receive a fractional Common Share as a result of the Stock Splits, but will instead receive cash, in a taxable transaction, equal to $15.00 for each Common Share held immediately before the Stock Splits that is exchanged for cash in accordance with the procedures described in this Proxy Statement;

      * Will not have to pay any brokerage commissions or other transaction fees in connection with the exchange of Common Shares for cash in lieu of issuing fractional shares;

      * Will not receive any interest on cash payments owed as a result of the Stock Splits; and

      * Will have no further ownership interest in CIBI and will not be able to participate in future earnings or growth of CIBI.

      If you hold fewer than 300 Common Shares before the reverse split, all of your Common Shares will be exchanged for cash in lieu of issuing fractional shares in connection with the Stock Splits. You will receive a letter of transmittal as soon as practicable after the Stock Splits are completed. The letter of transmittal will contain instructions on how to surrender your existing share certificate(s) to our transfer agent to receive your cash payment. You will not receive your cash payment until you surrender your outstanding share certificate(s) to the transfer agent, along with a completed and executed copy of the letter of transmittal. Do not send your share certificate(s) in with your Proxy. Please wait until you receive your letter of transmittal to surrender your share certificate(s) to the transfer agent. If you hold fewer than 300 Common Shares before the reverse split and do not surrender your existing certificates to the transfer agent, your Common Shares will not be subject to the forward stock split.

      For a discussion of the federal income tax consequences of the Stock Splits, please see the section of this Proxy Statement entitled "Stock Splits Proposal - Material Federal Income Tax Consequences."

      If you hold Common Shares in "street name" through a nominee, the Stock Splits may not affect you the same as they do record holders. CIBI intends for the Stock Splits to affect shareholders holding Common Shares through a nominee the same as those holding shares in a record account and nominees will be asked to effect the Stock Splits for their beneficial owners. However, your nominee may choose not to effect the Stock Splits on your Common Shares, and your nominee may have different procedures that you must follow. Shareholders holding shares in street name should contact their nominee to determine how the Stock Splits will affect them.

      If you hold less than 300 Common Shares, but you would rather continue to hold Common Shares after the Stock Splits and not be completely cashed out, you may do so by taking one of the following actions far enough in advance so that it is complete by the Effective Date:

      * Purchase a sufficient number of additional Common Shares, if available, on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, so that you hold at least 300 Common Shares in your record account immediately before the Effective Date; or

      * If applicable, consolidate accounts in which you hold an interest so that you hold at least 300 Common Shares in one record account immediately before the Stock Splits. Common Shares held in different capacities, such as a retirement account or in trust, will not be aggregated for purposes of determining whether you hold 300 Common Shares.

      If your nominee will effect the Stock Splits on your Common Shares, you may acquire additional Common Shares in your street name account, if available, in the open market. Due to the limited market in the Common Shares, there is no assurance that you will be able to purchase enough Common Shares to remain a shareholder of CIBI. If your nominee chooses not to effect the Stock Splits, you may not be required to take any action to remain a shareholder of CIBI if you continue to hold your Common Shares through your nominee on the Effective Date. You should contact your nominee to determine how the Stock Splits will affect you.

      Effects on Continuing Holders. If the Stock Splits are consummated, Continuing Holders (i.e., holders of 300 or more Common Shares immediately before the Stock Splits):

      * Will likely experience a change in their ownership percentage of CIBI after completion of the Stock Splits;

      * Will likely experience a further reduction in liquidity of the Common Shares; and

      *     Will have less publicly available information about CIBI.

      Upon the termination of the registration of the Common Shares under the Exchange Act, the Common Shares will no longer be eligible for trading or quotation on any securities market or quotation system, except the Pink Sheets(R). In order for the Common shares to be quoted on the Pink Sheets(R), one or more broker-dealers would need to act as market maker and sponsor the Common Shares on the Pink Sheets(R). There can be no assurance that any broker-dealer will be willing to act as a market maker in our Common Shares after the Stock Splits.
There is also no assurance that you will be able to sell your Common Shares or purchase additional Common Shares after the Stock Splits.

      If you hold 300 or more Common Shares, but you would rather be completely cashed out in connection with the Stock Splits and not remain a shareholder of CIBI, you may do so by selling a sufficient number of Common Shares in the open market so that you hold less than 300 Common Shares as of the Effective Date. Due to the limited market in the Common Shares, there is no assurance that you will be able to sell enough Common Shares to reduce your holdings to less than 300 Common Shares. If you hold Common Shares in "street name" through a nominee, you should contact your nominee to determine if your nominee will effect the Stock Splits for the beneficial owners for whom it holds shares. If your nominee does not intend to effect the Stock Splits, you can ensure that you are cashed out by selling a sufficient number of shares so that you hold less than 300 Common Shares and then transferring those Common Shares into a record account with CIBI.

      Effect on ESOP. Upon completion of the Stock Splits and the subsequent deregistration of the common Shares, the Common Shares will no longer be traded or quoted on the Nasdaq or any other established securities market. As a result of the lack of an established market for the Common Shares, CIBI's Employee Stock Ownership Plan (the "ESOP") will be required to obtain annual appraisals to value the Common Shares owned by the ESOP. In addition, under the terms of the ESOP, the participants in the ESOP will have a "put right." This put right permits a participant to require CIBI to repurchase the participant's Common Shares held in the ESOP when they are distributed to the participant.

      Effects on Option Holders. Upon completion of the Stock Splits, outstanding options to purchase Common Shares under CIBI's 1995 Stock Option Plan will have their number and prices adjusted to reflect the effect of the Stock Splits.

      Effects on CIBI. If our number of shareholders falls below 300, we intend to file with the SEC to deregister the Common Shares as soon as practicable after completion of the Stock Splits. Upon deregistration of the Common Shares, our duty to file periodic reports with the SEC will be suspended and we will no longer be classified as a public reporting company. In addition, we will be relieved of the obligation to comply with the requirements of the proxy rules under Section 14 of the Exchange Act. We will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws and we will also continue to be subject to regulation by the Office of Thrift Supervision of the Department of the Treasury (the "OTS") and the Federal Deposit Insurance Corporation (the "FDIC") as applicable to savings and loan holding companies and federal savings associations.

      Although we will no longer be required to file periodic reports with the SEC, we currently intend to continue to provide annual audited financial statements to our shareholders. We expect to send printed copies to shareholders upon their request. Although we intend to continue to provide these documents to our shareholders, there is no SEC requirement that we do so, and there is no requirement that the level of our disclosure in such financial statements or in the proxy statement remain at the level required by our current status as a public reporting company. These documents may not be as detailed or extensive as the information we currently file with the SEC and deliver to shareholders and our financial statements may not be accompanied by management's discussion and analysis in the same detail. It will be more difficult for our shareholders to obtain information about us.

      We estimate that we will save approximately $200,000 in annual costs associated with being a public company, including cost savings in time spent by management and employees associated with our SEC reporting activities. We anticipate a one time cost savings of $110,000 in expenses associated with compliance with the internal controls audit requirements of
Section 404 of the Sarbanes-Oxley Act. These anticipated savings are discussed under the heading entitled "Purpose of and Reasons for the Stock Splits - Reduced Costs and Expenses" above.

      The termination of our reporting obligations under the Exchange Act will render the common Shares ineligible for listing or quotation on any stock exchange or other automated quotation system, except the Pink Sheets(R). As a result, the Common Shares will no longer be listed on the Nasdaq and the existing limited trading market for the Common Shares will likely be further reduced or eliminated. This reduction or elimination may result in CIBI having less flexibility in attracting and retaining executives and other employees since equity-based incentives (such as the employee stock ownership plan) tend to be viewed as having less value in a non-publicly traded company.

      We have no current plans to issue Common Shares after the Stock Splits other than pursuant to the option plan, but we reserve the right to do so at any time and from time to time at such prices and on such terms as
the Board determines to be in CIBI's best interests,    If in the future
the Board determines that the adoption of a new option plan would be beneficial to CIBI, it may, in its discretion, adopt such a plan. The exercise of options granted under any newly adopted plan would reduce the ownership percentage of CIBI's shareholders at the time. Nasdaq rules require that any new stock option or equity compensation plan be approved by CIBI's shareholders. However, once the Common Shares are no longer listed on Nasdaq, CIBI will not be required to seek shareholder approval of new option plans or other equity compensation plans. Holders of Common Shares do not currently have, and will not have, any preemptive or other preferential rights to purchase any of our equity securities that we may issue in the future, unless such rights are specifically granted to such holders.

      After the Stock Splits have been consummated, CIBI may, from time-to-time, repurchase Common Shares pursuant to privately negotiated sales or other transactions. Whether or not we purchase shares in the future will depend on a number of factors, including CIBI's financial condition, operating results and available capital at the time.

      We expect our business and operations, and the business and operations of First Federal, to continue as they are presently conducted. The executive officers and directors of CIBI and First Federal will not change due to the Stock Splits. First Federal's deposits will continue to be insured by the FDIC and we will continue to be regulated by the same bank regulatory agencies as before the Stock Splits. CIBI expects to realize time and cost savings as a result of terminating its public company status, and intends to invest those savings in other areas of its and First Federal's business operations. Other than as described in this Proxy Statement, neither CIBI, First Federal nor their management has any current plans or proposals to effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); to sell or transfer any material amount of CIBI's or First Federal's assets; to change the composition of the Board or management of CIBI or First Federal; to change materially CIBI's indebtedness or capitalization; to change CIBI's dividend policy; or otherwise to effect any material change in CIBI's corporate structure or business.

      Effects on CIBI's Executive Officers, Directors and Affiliates. Our affiliates, comprised of our executive officers, directors and any shareholders who own more than ten percent (10%) of the Common Shares, will be relieved from complying with the stock ownership reporting requirements and "short swing profit" trading restrictions under Section 16 of the Exchange Act, as well as many of the provisions of the Sarbanes-Oxley Act. Our affiliates will lose the ability to dispose of their Common Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

      As is more thoroughly set forth under the heading entitled "Information About CIBI - Interests of Certain Persons in Matters to be Acted Upon," we expect that upon the completion of the Stock Splits, the Common Shares beneficially owned by our executive officers and directors will comprise approximately 16.4% of the then outstanding Common Shares, as compared to approximately 15.8% of the Common Shares outstanding immediately prior to the Stock Splits.

Alternatives to the Stock Splits

      In making the determination to proceed with the Stock Splits, the Board considered the potential feasibility of the alternative transactions described below. The Board did not investigate the potential costs of the transactions listed below because it determined that they either had no certainty of sufficiently reducing the number of shareholders of CIBI or had other features, such as triggering dissenters' rights, which could possibly add to the expense and uncertainty of the transaction.

      Issuer Tender Offer. The Board considered the feasibility of an issuer tender offer to repurchase Common Shares. The primary disadvantage of this type of transaction is that, due to its voluntary nature, CIBI would have no assurance that a sufficient number of Common Shares would be tendered to sufficiently reduce the number of CIBI's shareholders. In addition, the rules governing tender offers require equal treatment of all shareholders, including pro rata acceptance of offers from shareholders. These requirements make it difficult to ensure that CIBI would be able to reduce the number of the holders of record of the Common Shares enough to permit CIBI to deregister the Common Shares, and CIBI could repurchase numerous Common Shares at a great expense and still be unable to deregister. A tender offer would likely take longer to complete than the Stock Splits. As a result of these disadvantages, the Board determined not to pursue this alternative.

      Odd-Lot Tender Offer. Another option considered by the Board was an odd-lot tender offer. In an odd-lot tender offer, CIBI would offer to repurchase, at a designated price per share, Common Shares held by any holder of less than 100 Common Shares. Unlike general tender offers which require CIBI to permit all shareholders to participate equally, as discussed above, there is an exception for tender offers to holders of less than 100 Common Shares. However, even if all holders of less than 100 Common Shares participated in the tender offer, we still could not sufficiently reduce our number of shareholders to enable us to deregister. As a result, the Board rejected this alternative.

      Traditional Stock Repurchase Program. The Board also considered a plan whereby CIBI would periodically repurchase Common Shares on the open market at then-current market prices. Because of the limited market for our Common Shares, the Board rejected this type of transaction since repurchasing enough shares in this manner to enable CIBI to deregister the Common Shares would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

      Reorganization Through a Cash Out Merger. The alternative available to the Board which was most similar to the Stock Splits was coordinating a merger with a shell corporation and reissuing stock to the shareholders of the newly merged entity. The share exchange would be such that shareholders owning less than 300 Common Shares prior to the merger would be cashed out, and shareholders owning 300 or more Common Shares would become shareholders in the newly merged entity. The Board of Directors concluded that the Stock Splits were a better alternative since they do not require the formation of a new entity to avoid the regulatory issues and approvals associated with the merger of CIBI into another corporation and do not trigger dissenters' rights as would a cash out merger.

      Sale of CIBI. The Board recognized that a sale of CIBI was an available option, but the board determined that selling CIBI was not in the best interests of a majority of CIBI's shareholders. CIBI is attempting to achieve the limited goal of eliminating its public company expenses. A sale of CIBI would go well beyond achieving this limited purpose. The Board does not believe that sale of CIBI is in the best interests of CIBI or its shareholders, customers, employees or community. CIBI's focus on serving it community and its local customer base has enabled it to grow steadily and increase shareholder value. The Board does not feel that it is time to abandon this model and is instead seeking to reduce costs and the burden of being a public company to enable CIBI to further pursue this focus and remain independent.

      Maintaining the Status Quo. The Board considered maintaining the status quo. In that case, CIBI would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board believes that maintaining the status quo is not in the best interests of CIBI and its shareholders and rejected this alternative.

Fairness of the Stock Splits

      The Stock Splits are not structured so that approval of at least a majority of unaffiliated shareholders is required. The Board based its decision not to seek such approval due to the equal treatment of affiliated and unaffiliated shareholders in the Stock Splits. In determining not to seek such approval, the Board was aware that the executive officers and directors of CIBI, who together own approximately 15.8% of the Common Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Stock Splits.

      No independent committee of the Board has reviewed the fairness of the Stock Splits. The Board is comprised primarily of independent directors and accordingly there was no need to form a special committee. Although all of the directors own Common Shares, the l-for-300 reverse split ratio and the 300-for-1 forward split ratio were determined without regard to their share ownership. As this was the sole potential conflict of interest and the directors will be treated identically to all other shareholders in the Stock Splits, the Board did not feel that the additional protections that may be afforded by an independent committee would be significant.

      No unaffiliated representative acting solely on behalf of the shareholders for the purpose of negotiating the terms of the transaction proposal or preparing a report covering the fairness of the Stock Splits was retained by CIBI or by a majority of directors who are not employees of CIBI. The Board views (i) the Fairness Opinion, (ii) the need to obtain the affirmative vote of the holders of at least a majority of the Common Shares, and (iii) the other matters discussed in this Proxy Statement as affording adequate procedural safeguards to unaffiliated shareholders without the extraordinary expense of multiple financial or legal advisors.

      CIBI has not made any provision in connection with the Stock Splits to grant unaffiliated shareholders access to CIBI's corporate files or to obtain counsel or appraisal services at CIBI's expense. With respect to unaffiliated shareholders' access to CIBI's corporate files, the Board determined that this proxy statement, together with CIBI's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Stock Splits. The Board also considered the fact that under Ohio law, subject to certain conditions, shareholders have the right to review CIBI's relevant books and records.

      The Board did not consider the steps discussed above necessary to ensure the fairness of the Stock Splits. The Board determined that such steps would be costly and would not provide any meaningful additional benefits. The Board noted the fact that the financial advisor engaged by CIBI considered and rendered its opinion as to the fairness of the consideration payable in the Stock Splits, from a financial point of view, to CIBI's shareholders.

      The Board believes that the transaction is substantively and procedurally fair to affiliated and unaffiliated shareholders, notwithstanding the absence of an unaffiliated shareholder approval requirement, independent committee or unaffiliated representative. After consideration of all aspects of the proposed transaction as described above, all of the directors, including the directors who are not employees of CIBI, approved the Stock Splits. Except for the unanimous vote of the Board to approve the Stock Splits and its recommendation that CIBI's shareholders approve the Stock Splits, CIBI is not aware that any of its executive officers, directors or affiliates has made a recommendation either in support of or opposed to the Stock Splits.

      In determining the substantive fairness of the Stock Splits the Board considered the factors discussed below. The Board believes that the Stock Splits are substantively fair to CIBI's shareholders in light of these factors, taken together with the disadvantages also discussed below. The Board did not assign specific weight to the following factors through a formula, but did place special emphasis on the opportunity for unaffiliated holders of Common Shares who will have fractional shares exchanged for cash to sell such Common Shares at a premium and without brokerage fees or commissions, as well as the significant cost and time savings CIBI is expected to realize from deregistration of the Common Shares.

Advantages of the Stock Splits

      Opportunity for Shareholders to Sell Repurchased Common Shares at a Premium and Without Broker Fees or Commissions. The Repurchase Price of $15.00 per Common Share represents (i) a premium of 8.8% over the average of the bid and ask price of the Common Shares over the 270 trading days prior to and including May 16, 2005 (the date the Board approved the Stock Splits), which was $13.79 per share, and (ii) a premium of 9.3% over the average of the bid and ask price of the Common Shares over the 180 trading days prior to and including May 16, 2005, which was $13.72 per share, and
(iii) a premium of 13.7% over the average of the bid and ask price of the Common Shares over the 90 trading days prior to and including May 16, 2006 which was $13.19 per share, (iv) a premium of 14.3% over the average of the bid and ask price of the Common Shares over the 60 trading days prior to and including May 16, 2005 which was $13.12 per share, (iv) a premium of 14.4% over the average of the bid and ask price of the Common Shares over the 30 trading days prior to and including May 16, 2005, which was $13.11 per share, and (v) a premium of 14.9% over the average of the bid and ask price for the Common Shares over the 15 trading days prior to and including May 16, 2005 which was $13.28 per share.

      The Board reviewed the proposal made by Keller & Company that $15.00 per share be established as the repurchase price for the Common Shares. In reviewing this proposal, the Board took into consideration that, at certain times during 2004, the trading price of the Common Shares had exceeded $15.00 per share. Historically, the market for the Common Shares has not been very liquid. Over the past few years, the liquidity of the Common Shares has steadily decreased, as evidenced by an average trading volume in 2004 of only 350 shares per day, down from 648 shares per day in 2001.

      The Board, in the exercise of its business judgment, approved
$15.00 as the repurchase price for the Common Shares because it represented fair consideration at a premium to the current and historical market prices of the Common Shares without being so high as to be unfair to CIBI's remaining shareholders. The Board determined that the Stock Splits are fair in part because they provide Cashed Out Holders with an opportunity to liquidate all of their Common Shares without paying brokerage commissions or other transaction fees.

      While performing its analysis for the fairness opinion, Keller & Company selected the valuation analyses it deemed most relevant based on its knowledge of CIBI and CIBI's expressed intent to continue as an operating entity and not liquidate. Please see the section entitled "Opinion of Keller & Company" for a discussion of these analyses. The Board determined that the analysis and fairness opinion provided by Keller & Company was sufficient information to support the repurchase price and concluded that an additional valuation of the Common Shares was not necessary and would not justify the additional cost necessary to obtain a valuation.

      Net Book Value. The Board believes that CIBI's net book value per share does not properly reflect CIBI's earnings stream and cash flow, two factors it considers critical for a meaningful valuation of the Common Shares. Net book value is based upon the historical cost of a company's assets and ignores the value of a company as a going concern. The value of items such as a positive business reputation, a trained workforce and established customer accounts are ignored in computing net book value. The Board believes that the proper valuation of CIBI should be based on CIBI's historical and prospective operating performance and Keller & Company's analysis was based upon this premise. As set forth in greater detail in the section of this Proxy Statement entitled "Financial Information - Summary - Historical Financial Information," CIBI's book value per Common Share as of March 31, 2005 was $12.32. The Board believes that the valuation of the Common Shares, as determined by Keller & Company, as well as the market price of the Common Shares on March 31, 2005 ($13.88 per share), are significantly greater than the book value per Common Share.

      Liquidation Value. In determining the fairness of the repurchase price, the Board did not view CIBI's liquidation value as representative of the value of the Common Shares. Most of CIBI's (and First Federal's) assets are financial assets, and their liquidation value roughly approximates their book value. If CIBI's assets were sold in an orderly liquidation, some of CIBI's loans and deposits may be sold at a slight premium over book value, but other assets may be sold at a discount. Also, as a result of the liquidation process, CIBI would incur greater legal fees, costs of sale and other expenses of the liquidation process. As a result, the Board believes that CIBI's liquidation value would be substantially less than the current trading price of the Common Shares.

      Going Concern Value. The Board also reviewed and considered the valuation of CIBI's shares as a going concern. As discussed under "Net
Book Value" above, the value of CIBI as a going concern takes into consideration, among other things, CIBI's business reputation, established customer base and trained and experienced management and employees. The Board believes that an indicator of CIBI's value as a going concern is the value of companies comparable to CIBI and, as part of its review, the Board considered Keller & Company's analysis regarding CIBI's peer groups and the comparison of CIBI's key pricing ratios compared to those of the peer groups. This analysis is discussed later in this Proxy Statement under the heading "Opinion of Keller & Company - Public Comparables Analysis." The Board reviewed and adopted Keller & Company's analysis which reflects that CIBI's pricing ratios are consistent with the pricing ratios of the selected peer groups, with CIBI's price-to-book ratio consistently higher than the peer groups. On May 16, 2005 (the date the Board approved the Stock Splits), CIBI's closing price of $13.14 per share represented a price-to-book ratio of 106.66%, compared to a price-to-book ratios of 111.58% the comparable group, of 121.22% for publicly-traded Midwest thrifts and 122.43% for publicly-traded Ohio thrifts. Based on that analysis, and giving consideration to CIBI's earnings performance, its resultant price to earnings multiple of 15.28 times earnings and CIBI's ongoing operations, the Board determined that CIBI's trading price of $13.14 per share on May 16, 2005, generally reflected the value of the Common Shares on a going concern basis, and the repurchase price of $15.00 per Common Share represented a premium over this price.

      Equal Treatment of Affiliated and Unaffiliated Holders of Common Shares. The Stock Splits will not impact affiliated holders of Common Shares differently than unaffiliated holders of Common Shares on the basis of affiliate status. The sole determining factor as to whether a holder of Common Shares will remain a shareholder of CIBI and how many Common Shares will be repurchased by CIBI in lieu of issuing fractional shares as a result of the Stock Splits is whether a shareholder holds fewer than 300 Common Shares immediately prior to the Stock Splits. Please see the section entitled "Stock Splits Proposal - Summary and Structure" for a more detailed discussion.

      Minimum Effect on Voting Power. The Stock Splits will have minimum effect on the voting power of CIBI's shareholders. The Common Shares are CIBI's only voting shares and will continue to be CIBI's only voting shares after the Stock Splits. The voting and other rights currently held by the Common Shares will not be affected by the Stock Splits. The only effect of the Stock Splits on CIBI's voting power will be a change in the overall percentage of ownership of the Continuing Holders.

      No Material Change in Percentage Ownership of Executive Officers and Directors. Since only an estimated 40,152 out of 1,055,642 outstanding Common Shares will be eliminated as a result of the Stock Splits, the percentage ownership of the Continuing Holders will be approximately the same as it was prior to the Stock Splits. For example, the executive officers and directors of CIBI and First Federal currently beneficially own approximately 15.8% of the outstanding Common Shares, excluding exercisable stock options, and will beneficially own approximately 16.4% of the outstanding Common Shares following completion of the Stock Splits. All of the directors and executive officers currently have over 300 shares and will remain shareholders of CIBI after completion of the Stock Splits. Please see the section entitled "Information About CIBI - Interest of Certain Persons in Matters to be Acted Upon."

      Potential Ability to Control Decision to Remain a Holder of or Liquidate Common Shares. Another factor considered by the Board in determining the fairness of the Stock Splits to the holders of the Common Shares is that current holders of fewer than 300 Common Shares can seek to remain shareholders of CIBI following the Stock Splits by acquiring additional shares so that they own at least 300 Common Shares immediately before the Stock Splits. Conversely, stockholders that own 300 or more Common Shares who desire to liquidate their shares in connection with the Stock Splits at the premium price offered can seek to reduce their holdings to less than 300 Common Shares by selling shares prior to the Stock Splits. The Board did not place undue emphasis on this factor due to the limited trading market for the Common Shares. Please see the section entitled "Special Factors - Effects of the Stock Splits."

      Other Factors. Although potentially relevant to a determination of fairness of the Stock Splits, the factors listed below are, for the reasons given, not applicable to CIBI, and were not considered by the Board for this reason.

      * Firm Offers. No firm offers to purchase CIBI have been made during the past two calendar years or during the current calendar year. CIBI has not received any firm offers to purchase CIBI and the Board did not seek out any such offers. The Board believes that a sale of CIBI is not in the best interests of CIBI or its shareholders, customers, employees and community at this time.

      * Prior Public Offerings. We have not made any underwritten public offering of the Common Shares or any other securities since our initial public offering in 1995.

      * Merger, Consolidation or Other Extraordinary Transaction. We have not engaged in a merger or consolidation with another company or in any other extraordinary transaction, such as the sale or other transfer of all, or a substantial part, of our assets, during the past two calendar years or during the current calendar year.

      * Securities Purchases. There have not been any purchases of our Common Shares that would enable the holder to exercise control of CIBI.

Disadvantages of the Stock Splits

      Substantial or Complete Reduction of the Market for Common Shares. After the completion of the Stock Splits and deregistration of the Common Shares, we anticipate that the public market for the Common Shares will be substantially reduced or altogether eliminated. The Board, however, considered that potential trades in the Common Shares could be facilitated by a market maker in the Pink Sheets(R) following deregistration. Please see the section entitled "Special Factors - Effects of the Stock Splits."

      Termination of Publicly Available Information About CIBI. Upon termination of the registration of the Common Shares under the Exchange Act, our duty to file periodic reports with the SEC will be suspended. Information regarding our operations and financial results that is currently available to the general public and our investors will not be readily available after deregistration and suspension of our reporting obligations, and investors seeking information about us will have to contact us directly to receive such information. We may or may not provide investors with requested information that we are not required by law to provide. The Stock Splits will not affect the right of Continuing Holders to obtain certain information from CIBI under Ohio law. Under Ohio law, a shareholder has the right to make a written request to inspect a company's books and records (including, without limitation, annual financial statements) and receive copies thereof for any purpose reasonably related to such person's interest as a shareholder.

      While the Board realizes and acknowledges that the termination of publicly available information may be disadvantageous to our shareholders, the Board believes that the overall benefits to CIBI of no longer being a public reporting company substantially outweigh the disadvantages associated with a lack of publicly available information about CIBI. We currently intend to continue to send our shareholders annual proxy statements, along with a letter summarizing our performance for the year. We currently plan to provide printed copies of our audited annual financial statements upon shareholder request. The annual letter sent to shareholders will explain how our shareholders may obtain a printed copy of our financial statements. Although we currently intend to continue to provide these documents, there is no SEC requirement that we do so or that we maintain the present level of disclosure contained in such documents and these documents may not be as detailed or extensive as the information we currently file with the SEC. Please see the section entitled "Special Factors - Effects of the Stock Splits."

      Sarbanes-Oxley Act and Other Reporting and Disclosure Provisions Will No Longer Apply to CIBI. After the completion of the Stock Splits and the deregistration of the Common Shares, CIBI will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act which apply to public companies. In addition, the Sarbanes-Oxley Act requires the chief executive officer and the chief financial officer of CIBI to certify the accuracy of CIBI's financial statements in its Exchange Act filings. After deregistration and suspension of our reporting obligations, CIBI will no longer make filings under the Exchange Act and, as a result, its officers will not be required to certify the accuracy of CIBI's financial statements.

      Possible Decline in Price of the Common Shares. After the completion of the Stock Splits, the liquidity of the Common Shares will be significantly reduced or eliminated. In addition, the lack of publicly available financial and other information about CIBI and the diminished opportunity for CIBI's shareholders to monitor the management of CIBI due to the lack of such public information may cause the Continuing Holders to experience a decrease in the price at which they may sell their Common Shares. Please see "Special Factors - Disadvantages of the Stock Splits - Substantial or Complete Reduction of the Market for Common Shares" and
"Special Factors    Disadvantages of the Stock Splits - Termination of
Publicly Available Information About CIBI" above.

      CIBI Will No Longer Have the Potential Benefits Normally Associated with Public Reporting Company Status. Another potential disadvantage of the Stock Splits is that CIBI will no longer potentially have the benefits normally associated with being a public reporting company, such as better access to the capital markets for issuances of securities. CIBI would still have access to capital markets, but if it were to conduct an offering of Common Shares or other securities it would have to again become a reporting company, and the expenses that CIBI is seeking to eliminate would then be reinstated. CIBI believes that the cost savings of deregistration outweigh the drawbacks of losing more ready access to the capital markets. CIBI has historically had excess capital and has not needed to obtain financing through public offerings. We have not issued Common Shares or any other securities in a public offering since our initial public offering in 1995, and we do not presently foresee any need to do so.

      Another typical advantage of being a public company is using company stock, as opposed to cash or other consideration, to effect acquisitions. However, CIBI has found that the opportunities for companies our size to acquire other businesses using stock are limited. Further, the lack of liquidity of the Common Shares does not make it an attractive form of consideration to a potential target. We have not previously completed an acquisition using stock and, given the limited opportunities for such acquisitions, it is not likely that we would be able to do so in the future.

      Cashed Out Shareholders Will Not Participate in Future Increases in Value of the Common Shares or Payments of Dividends. Following the Stock Splits, Cashed Out Holders will have no further financial interest in CIBI and will not have the opportunity to participate in the potential appreciation in the value of, or the payment of dividends on, the Common Shares.

Conclusion

      The Board believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Stock Splits are substantively fair to CIBI's shareholders, including the Cashed Out Holders and Continuing Holders.

                         OPINION OF KELLER & COMPANY

      The Board retained Keller & Company to provide the Fairness Opinion. On May 16, 2005, Keller & Company delivered the Fairness Opinion to the Board. The Fairness Opinion states that, based upon and subject to the factors and assumptions set forth therein, the Repurchase Price to be paid to shareholders holding fewer than 300 shares immediately prior to the Stock Splits is fair from a financial point of view as of May 16, 2005. Keller & Company also presented to the Board a summary of the analyses described below.

      The Fairness Opinion was prepared for use by the Board and was directed only to the fairness from a financial point of view, as of the date thereof, of the Repurchase Price. Keller & Company was not involved in structuring the Stock Splits and its opinion does not compare the relative merits of the Stock Splits with those of any other transaction or business strategy which were or might have been available to or considered by CIBI or the Board as alternatives to the Stock Splits and does not address the underlying business decision by the Board to proceed with or effect the Stock Splits. The Fairness Opinion is solely for the information of, and directed to, the Board in its evaluation of the Stock Splits and is not to be relied upon by any shareholder of CIBI or any other person or entity. The Fairness Opinion does not constitute a recommendation to the Board as to how it should vote on the Stock Splits or to any shareholder as to how such shareholder should vote at the Special Meeting. In furnishing the Fairness Opinion, Keller & Company did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act nor did it admit that its opinion serves as a report or valuation within the meaning of the Securities Act.

      The full text of the Fairness Opinion is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The Fairness Opinion is also available for inspection and copying at CIBI's principal executive offices located at 119 South Sandusky Avenue, Bucyrus, Ohio 44820 during CIBI's regular business hours by any interested shareholder of CIBI or representative of such holder who has been so designated in writing.
The summary of the Fairness Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Fairness Opinion. Shareholders are urged to read the Fairness Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review by Keller & Company in connection with the Fairness Opinion.

      The Board selected Keller & Company as its financial advisor because it is a recognized financial institutions consulting firm that has substantial experience in the financial institutions industry. As part of its business, Keller & Company is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes, particularly those of financial institutions and financial institution holding companies.

      Keller & Company has served as consultant to CIBI in the past, assisting CIBI in several projects, including the completion of CIBI's conversion appraisal in February 1995 and its three-year business plan filed at the same time. During the past two years, Keller has not provided any services to CIBI and has not received any fees.

      In rendering the Fairness Opinion, Keller & Company reviewed the terms of the Stock Splits and also reviewed financial and other information that was publicly available. Keller & Company also reviewed certain publicly available operational, financial and stock market data relating to selected public companies and conducted other financial studies, analyses and investigations as Keller & Company deemed necessary or appropriate for purposes of rendering the Fairness Opinion, as more fully set forth therein.

      Keller & Company assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, supplied or otherwise communicated to it by or on behalf of CIBI. Keller & Company further relied upon the assurances of CIBI's management that they are unaware of any facts that would make the information provided to it incomplete or misleading.

      Keller & Company was not requested to make, and did not make, an independent evaluation or appraisal of the assets of CIBI or collateral securing those assets, properties, facilities or liabilities (contingent or otherwise) of CIBI, and was not furnished with any such appraisals or evaluations. Keller & Company's opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to Keller & Company on the date of the Fairness Opinion. Subsequent developments may affect the conclusions reached in the Fairness Opinion and Keller & Company has no obligation to update, revise or reaffirm the Fairness Opinion.

      In preparing the Fairness Opinion, Keller & Company conducted the following two principal analyses: (i) a comparison of CIBI with certain publicly traded companies deemed comparable to CIBI, and (ii) a review of the historical market performance of the Common Shares on the Nasdaq.

      Keller & Company discussed CIBI's current financial position and recent earnings performance with CIBI's management and discussed and reviewed local economic conditions and growth trends. Keller & Company gave consideration to historical pricing quotations for CIBI and trading activity in the Common Shares and identified a comparable group of publicly traded thrift institutions based on asset size, geographic location and financial characteristics that were similar to CIBI. Keller & Company assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly-available regarding the comparable institutions and did not verify the accuracy of completeness of this information.

      CIBI's Board did not give Keller & Company any specific instructions or impose any specific parameters on Keller & Company's determination of the Repurchase Price and the fairness thereof. The Board asked Keller & Company to advise them on a price to be paid to shareholders holding fewer than 300 shares immediately prior to the Stock Splits that was fair to both those shareholders who will have fractional shares repurchased and also the remaining shareholders of CIBI. No limitations were imposed by the Board of CIBI upon Keller & Company with respect to the investigations made or procedures followed by it in rendering its opinion.

      No company used in any analysis as a comparison is identical to CIBI, and they all differ in various ways. As a result, Keller & Company applied its experience and professional judgment in making such analyses. Accordingly, an analysis of the results is not mathematical; rather it involves complex considerations and judgments concerning differences in financial characteristics, performance characteristics and trading value of the comparable companies to which CIBI is being compared. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at the Fairness Opinion, Keller & Company considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Keller & Company believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Keller & Company may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described above should not be taken to be Keller & Company's view of the actual value of CIBI.

      The following is a summary of the material financial analyses performed by Keller & Company in connection with the preparation of the Fairness Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Keller & Company employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by Keller & Company. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Keller & Company's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 16, 2005 and is not necessarily indicative of current market conditions.

Public Comparables Analysis

      In rendering its opinion, Keller & Company analyzed the pricing ratios of certain comparable thrift institutions and thrift holding companies. The analysis included a comparison of such key financial ratios as return on average assets, return on average equity and equity to assets and such key pricing ratios as price relative to book value, latest twelve months earnings and assets. Keller & Company reviewed and compared selected financial and stock market information, ratios and multiples of CIBI to corresponding financial and stock market information, ratios and multiples for a group of nine selected publicly-traded Midwest thrift institutions or thrift holding companies set forth below:

FFD Financial Corp., Ohio              Peoples-Sydney Financial Corp., Ohio

First Independence Corp., Kansas       RSV Bancorp, Inc., Pennsylvania

First Niles Financial Corp., Ohio      FFW Corporation, Indiana

Logansport Financial Corp., Indiana    Peoples Ohio Financial Corp., Ohio

PFS Bancorp, Inc., Indiana

      The key pricing ratios for the comparable group, all Ohio publicly-traded thrifts and all publicly-traded Midwest thrifts, are shown in the following table:

                                         Pricing Ratios(1)
Trading Group                    Price-to-book    Price to Earnings    Price to Assets
-------------                    -------------    -----------------    ---------------

[Comparable Group]                   111.58%            18.73               14.06%
[Publicly Traded] Ohio Thrifts       122.43%            20.90               14.11%
Publicly Traded Midwest Thrifts      121.22%            20.15               12.51%
_________________

<F1>  The pricing ratios include any pending merger/acquisition transactions for the listed institution.

      The Repurchase Price of $15.00 per share represents a premium of 15.3% above CIBI's recent 15-day average trading price of $13.06 and represents a price-to-book ratio of 121.75%, a price to earnings multiple of 17.44 and a price to asset ratio of 12.90%, with the price-to-book ratio well in excess of the corresponding pricing ratios of the comparable group and similar to the price-to-book ratio of all publicly traded Ohio thrifts and all publicly traded Midwest thrifts, while CIBI's price to earnings multiple is modestly below that of publicly traded Ohio thrifts and publicly traded Midwest thrifts partially due to the inclusion of merger/acquisition transactions and their normally higher pricing ratios included in the averages of publicly traded Ohio thrifts and Midwest thrifts.

      Keller & Company considered the comparable group comparison and analysis as the most appropriate basis for evaluating the fairness from a financial point of view of the Repurchase Price. Keller reviewed each of the pricing ratios for the comparable group relative to CIBI's corresponding ratios based on the recent price prior to the Stock Splits and then subsequent to the Stock Splits, based on the Repurchase Price.

      Based on the previous pricing ratio comparison analyses and given that the Repurchase Price to be paid to Cashed Out Holders pursuant to the Stock Splits indicates a 15.3% premium above the current trading price of CIBI, Keller & Company concluded that the Repurchase Price was fair from a financial point of view.

Review of CIBI Market Performance

      Keller & Company reviewed the trading prices of CIBI's Common
Shares for the period of January 1, 2004, through May 16, 2005, as quoted by Nasdaq. The following table sets forth the high and low average of the bid and ask prices for CIBI Common Shares for each quarter of the calendar year ended December 31, 2004 and the first quarter of the calendar year ended December 31, 2005.

Quarter Ended                       High Close     Low Close
-------------                       ----------     ---------

March 31, 2004                        $16.63        $13.84
June 30, 2004                         $15.63        $14.55
September 30, 2004                     14.70         13.00
December 31, 2004                      16.00         13.00
March 31, 2005                         14.75         13.00

Period of                           High Close     Low Close
---------                           ----------     ---------

April 1, 2005 to May 16, 2005          13.14         12.87

Latest Price                      Closing Price
------------                      -------------

May 16, 2005                           13.14

      The pricing for CIBI's Common Shares has indicated a decreasing trend over the four quarters of 2004 and this trend has continued through May 16, 2005. The pricing trend for CIBI further indicates the fairness of the Repurchase Price of $15.00, which reflects a premium of 14.2% over the closing price of the Common Shares on May 16, 2005.

Conclusion

      Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Fairness Opinion, Keller & Company is of the opinion that, as of the date of the Fairness Opinion, the Repurchase Price of $15.00 per Common Share recommended by Keller & Company to be paid by CIBI in lieu of issuing fractional shares in connection with the Stock Splits is fair to the Cashed Out Holders and Continuing Holders from a financial point of view.

Engagement of Keller & Company

      CIBI has agreed to pay Keller & Company a fee of $3,500 and to reimburse Keller & Company for its reasonable out-of-pocket expenses related to its engagement, whether or not the Stock Splits are consummated. No compensation received or to be received by Keller & Company is based on or is contingent on the results of Keller & Company' engagement. There are no other current arrangements to compensate Keller & Company, its affiliates or unaffiliated representatives for any services rendered to CIBI, its executive officers, directors or affiliates.

of Keller & Company' employees who worked on the engagement has any known financial interest in the assets or equity of CIBI or the outcome of the engagement.

                       MEETING AND VOTING INFORMATION

      Each properly executed Proxy received prior to the Special Meeting and not revoked will be voted as directed by the shareholder or, in the absence of specific instructions to the contrary, will be voted FOR the approval of the Stock Splits.

Time and Place

      The Special Meeting will be held on [August 8, 2005], at 2:00 p.m., local time, at the Holiday Inn Express, 1690 North Sandusky Avenue, Bucyrus, Ohio 44820.

Revoking Your Proxy

      Without affecting any vote previously taken, if you are a holder of record you may revoke your Proxy by either (i) submitting a later dated proxy or a written revocation which is received by CIBI before the Proxy is exercised or (ii) by attending the Special Meeting and voting in person or giving notice of revocation in open meeting before the Proxy is exercised. Attending the Special Meeting will not, by itself, revoke a Proxy.

      If your shares are hold in "street name" you must receive instructions from your broker or nominee for revoking your proxy. Your may not vote in person at the Special Meeting without a legal proxy from your broker or nominee.

Record Date

      Only CIBI shareholders of record at the close of business on [June 7, 2005], are entitled to vote at the Special Meeting. Each shareholder will be entitled to cast one vote for each share then owned. According to CIBI's records, as of the record date, there were 1,054,717 votes entitled to be cast at the Special Meeting.

Quorum and Required Vote

      The presence at the Special Meeting in person or by proxy of the holders of at least a majority of the Common Shares entitled to vote at the Special Meeting is necessary to establish a quorum to conduct business at the Special Meeting.

      Each CIBI shareholder is entitled to cast one vote for each share owned on the record date, June 7, 2005. Under Ohio law and CIBI's Articles of Incorporation, the affirmative vote of at least a majority of the issued and outstanding Common Shares as of the record date is necessary to approve the Stock Splits. The executive officers and directors of CIBI, who together own approximately 15.8% of the Common Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Stock Splits.

      Shareholders holding Common Shares in "street name" should review the information provided to them by their nominee (such as a broker or bank). This information will describe the procedures to follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions. The proposal to approve the Stock Splits is a "non-discretionary" item, meaning that nominees cannot vote Common Shares in their discretion on behalf of a client if the client has not given them voting instructions. Shares held in street name that are not voted by brokerage firms or other nominees are referred to as "broker non-votes."

      Broker non votes and abstentions are counted toward the establishment of a quorum for the Special Meeting. However, because the affirmative vote of a majority of the outstanding Common Shares is necessary to approve the Stock Splits, broker non-votes and abstentions will have the same effect as a vote "AGAINST" the proposal to approve the Stock Splits. The Board urges you to complete, date and sign the enclosed Proxy and to return it promptly in the enclosed postage prepaid envelope so that a quorum can be assured for the Special Meeting and your Common Shares can be voted as you wish.

Solicitation and Costs

      The enclosed Proxy is solicited on behalf of the Board. Proxies may be solicited by the directors, officers and other employees of CIBI and First Federal, in person or by telephone, facsimile or mail only for use at the Special Meeting. CIBI will bear the costs of preparing, assembling, printing and mailing this Proxy Statement and the enclosed Proxy and all other costs of the Board's solicitation of Proxies for the Special Meeting. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding Common Shares as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such Common Shares, and will be reimbursed by us for their reasonable expenses.

      The repurchase of fractional Common Shares in connection with the Stock Splits is estimated to cost approximately $602,000. We intend to finance the Stock Splits and repurchase of fractional shares by using cash on hand. The following is an estimate of the total costs expected to be incurred by CIBI in connection with the Stock Splits and the solicitation of Proxies for the Special Meeting. Final costs may be higher or lower than the estimates shown below.

      Item                                        Approximate Cost
      ----                                        ----------------

      Repurchase of Fractional Common Shares          $602,000
      Legal fees                                        35,000
      Keller & Company fees                              3,500
      Accounting fees                                        0
      Filing fees                                        1,500
      Printing, mailing and other costs                 10,000
                                                      --------
            Total                                     $652,000

                            STOCK SPLITS PROPOSAL

Summary and Structure

      The Board has authorized and recommends that you approve the Stock Splits. The Stock Splits consist of two steps. First, CIBI will conduct a l-for-300 reverse stock split of the Common Shares. In the reverse split,
(i) each holder of 300 or more Common Shares immediately prior to the reverse stock split will receive one whole Common Share for each lot of 300 Common Shares he or she held immediately prior to the reverse split and a fractional share for any remaining shares not evenly divisible by 300; and
(ii) any holder of less than 300 Common Shares immediately prior to the reverse stock split will receive from CIBI cash in the amount of $15.00 per share. After the reverse split is completed, it will be followed immediately by a 300-for-1 forward stock split of the Common Shares, which will convert each Common Share (including any fractional shares) issued in connection with the reverse split into 300 Common Shares times the number of Common Shares (including fractional shares) held by the shareholder
after the reverse stock splits.   As a result of the Stock Splits, each
shareholder owning 300 or more Common Shares immediately prior to the Stock Splits will hold the same number of Common Shares immediately following the Stock Splits. The Stock Splits are intended to take effect on the Effective Date (the date the Ohio Secretary of State accepts for filing certificates of amendment to CIBI's Articles of Incorporation). The proposed amendments to the Articles of Incorporation are attached to this Proxy Statement as Exhibits B and C and are incorporated herein by reference. Generally, the effects of the Stock Splits can be illustrated by the following examples:

Hypothetical Scenario                 Result
---------------------                 ------

Shareholder A holds 100 Common        Shareholder A's 100 Common Shares
Shares in a single record account     will be converted into the right to
and holds no other Common Shares.     receive $1,500 in cash (100 x $15.00).
                                      If Shareholder A wanted to continue to
                                      be a shareholder after the Stock
                                      Splits, he could purchase an additional
                                      200 Common Shares far enough in
                                      advance of the Stock Splits so that
                                      the purchase is complete by the
                                      Effective Date.

Shareholder B holds 100 shares in     CIBI intends for the Stock Splits to
a brokerage account and holds no      treat shareholders holding Common
other common Shares.                  Shares through a nominee the same as
                                      those holding shares in a record
                                      account. Nominees will be instructed to effect the Stock Splits for their beneficial owners. If this occurs,
                                      Shareholder B will entitled to receive
                                      $1,500 in cash (100 x $15.00).
                                      However, nominees may have different
                                      procedures and shareholders holding
                                      shares in street name should contact
                                      their nominee to determine how the
                                      Stock Splits will affect them.

Shareholder C holds 420 Common        After the reverse stock split,
Shares in a single record account     Shareholder C would have 1.4 Common
and holds no other shares.            Shares (420/300 = 1.4).  In the forward
                                      stock split his 1.4 Common Shares will
                                      be converted into 420 Common Shares
                                      (1.4 x 300). After completion of the
                                      Stock Splits, Shareholder C will hold
                                      420 Common Shares.

Shareholder D holds 420 shares in     After the reverse stock split,
each of two separate record           Shareholder D will hold 2.8 Common
accounts for a total of 840           Shares (840/300 = 2.8). In the forward
Common Shares. Shareholder D holds    split his shares will be converted
no other Common Shares.               into 840 Common Shares (2.8 x 300).
                                      After the completion of the Stock
                                      Splits, Shareholder D will hold 840
                                      Common Shares in two separate record
                                      accounts.

Shareholder E holds 420 Common        CIBI intends for shareholders holding
Shares in a brokerage account.        shares through nominees to be treated
He holds no other Common Shares.      the same as record holders and expects
                                      that Shareholder E would hold 1.4
                                      Common Shares after the reverse split
                                      (420/300 = 1.4). Shareholder E's 1.4
                                      Common Shares would be converted into
                                      420 Common Shares in the forward split.
                                      After the completion of the Stock
                                      Splits, Shareholder E would hold 420
                                      Common Shares.

Husband and Wife each hold 200        Shares held in joint accounts will
Common Shares in separate record      not be added to shares held individually
accounts and hold 200 shares          in determining whether a shareholder
jointly in another record account.    will receive whole shares after the
They own no other Common Shares.      reverse split.  In this situation,
                                      Husband and Wife will each be entitled
                                      to receive $3,000 each for the shares
                                      held in their individual record accounts
                                      (200 x $15.00).  Further, they will be
                                      entitled to receive $3,000 for the
                                      Common Shares held in their joint
                                      account, Husband and Wife will hold no
                                      Common Shares after the Stock Splits.
                                      If Husband and Wife wish to continue to
                                      be shareholders after the Stock Splits,
                                      they can transfer a sufficient number of shares from one account into another so that at least 300 Common Shares (or a multiple thereof) are held in one account.

      The Board has set the Repurchase Price at $15.00 per pre-split Common Share. The Board made this determination in good faith, based upon the fairness opinion and other factors the Board deemed relevant. Please see the sections entitled "Special Factors - Purpose of and Reasons For the Stock Splits," "Special Factors - Fairness of the Stock Splits," "Opinion of Keller & Company" and "Stock Splits Proposal - Background of the Stock Splits." CIBI currently estimates that shareholders will receive payment for their Common Shares that are exchanged for cash in lieu of issuing fractional shares within approximately four weeks after the Effective Date.

      At least a majority of the Common Shares outstanding and entitled to vote at the Special Meeting must approve the Stock Splits before they can be completed. The executive officers and directors of CIBI and First Federal, who together own approximately 15.8% of the Common Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Stock Splits proposal.

      The Stock Splits are considered a "going-private" transaction for purposes of in Rule 13e-3 promulgated under the Exchange Act because they are intended to terminate the registration of the Common Shares and suspend CIBI's filing and reporting obligations under the Exchange Act. In connection with the Stock Splits, we have filed, as required by the Exchange Act, a Rule 13e-3 Transaction Statement on Schedule 13e-3 (the "Schedule 13e-3") with the SEC. Please see the section entitled "Available Information."

      The Board may, in its discretion, withdraw the Stock Splits from the agenda of the Special Meeting prior to a vote being taken if it determines that the Stock Splits, for any reason, are not then in the best interests of CIBI. Reasons the Board may withdraw the Stock Splits proposal include: any change in the nature of the shareholdings of CIBI prior to the Effective Date which would result in CIBI being unable to reduce the number of record holders of the Common Shares to below 300 as a result of the Stock Splits or that would enable CIBI to deregister without effecting the Stock Splits; any change in the number of shares that will be exchanged for cash in connection with the Stock Splits that would substantially increase the cost of the Stock Splits from what is currently anticipated; and any adverse change in the financial condition of CIBI. Please see the section entitled "Stock Splits Proposal - Termination of Stock Splits."

Background of the Stock Splits

      CIBI became an SEC reporting company in 1995 in connection with the mutual to stock conversion of First Federal. The conversion was governed by OTS regulations. One of the most significant features of the OTS conversion regulations was the process to determine how much stock would be offered in the conversion. CIBI, like many companies which converted in the mid-1990's, was required to raise more capital than would have been desirable had the Board been able to choose the amount of capital to raise. Other aspects of the OTS regulations which affected CIBI's early existence as a public company included the requirement that converted companies remain Exchange Act reporting companies for at least three years after conversion and the OTS limitations on stock repurchases during the first three years following conversion. As a result of these regulations, CIBI had excess capital, it could not fully utilize stock repurchases as a mechanism for managing its excess capital, and it had to remain a public company until at least 1998.

      The 1999 fiscal year was the first year in which deregistering was an option for CIBI. Up to that time, the costs of being a public company had been relatively stable from year to year and CIBI was hopeful that it would have the opportunity to grow through acquisitions and that it would be beneficial to have a publicly traded stock as acquisition currency. Over the next few years, however, several patterns began to emerge. Despite pursuing various opportunities, CIBI has never been the successful bidder in an acquisition in which it could use stock as currency. That reality left CIBI with stock repurchases and capital distributions as the principal means of deploying its excess capital. CIBI has continually pursued stock repurchases, but the declining trading volume has reduced the efficacy of repurchases as a capital management tool. CIBI's excess capital also meant that the easier access to the capital markets available to public companies was not a meaningful advantage to CIBI. It was becoming more apparent to the Board that CIBI was not realizing the benefits of being a public company, while it continued to incur the expense. Management and the Board began to informally discuss the benefits and disadvantages of remaining a publicly traded company.

      The passage of the Sarbanes-Oxley Act in 2002 ushered in a wave of corporate reforms that have increased CIBI's expense as a public company without enhancing, from an operations perspective, the benefits of being a public company. As the regulations implementing the Sarbanes-Oxley Act were put into place in 2003 and 2004 and the associated compliance costs began to come into focus, CIBI's legal and professional fees increased 25% in the 2003 and 2004 fiscal years, with the expense of complying with the internal control audit requirements of Section 404 yet to be a factor. The issue of remaining a public company began to take on greater significance for CIBI.

      Background of the Board's Recommendation. The idea of reducing CIBI's number of shareholders and deregistering as an Exchange Act reporting company was initially discussed in September, 2004. At that time, the Board and management held informal discussions with CIBI's independent auditor regarding the expected costs and procedures involved in compliance with the internal auditing requirements of Section 404 of the Sarbanes-Oxley Act. Our outside auditor then estimated that CIBI would incur approximately $150,000 to $200,000 in additional accounting and auditing expenses in order to comply with Section 404 of the Sarbanes-Oxley Act. Our auditor informed us that in order to comply with Section 404, procedures and controls would need to be implemented at the beginning of the 2005 fiscal year, and our additional expenses would begin to accrue at that time.

      After these meetings, the Board and management began discussions with our legal counsel regarding the possibility of CIBI deregistering as an Exchange Act reporting company and some of the advantages and disadvantages of engaging in a "going private" transaction. The Board and management discussed whether CIBI was truly reaping the benefits typically available to a publicly traded company and discussed whether reducing the number of shareholders and deregistering as an Exchange Act reporting company might be a good use of its excess capital. At the Board's request, management began to analyze potential compliance costs and out of pocket expenses associated with remaining a SEC reporting company.

      After these meetings, management continued to investigate potential alternatives to avoid these increased costs, including deregistering as an Exchange Act reporting company, and kept the Board apprised of their findings.

      On December 20, 2004, at its regular monthly Board meeting, the Board of Directors discussed the anticipated costs associated with CIBI's continued compliance with the Exchange Act's rules and regulations, as supplemented by the Sarbanes-Oxley Act, during the current and future fiscal years. The Board also analyzed the current composition of its shareholders and number of shares issued and outstanding. The Board discussed the option of going private and the advantages and disadvantages associated with deregistering the Common Shares. The Board further discussed options available to reduce the number of CIBI's shareholders below 300 so that we may qualify to deregister as a SEC reporting company. At this meeting, the Board began to analyze the possible costs associated with a going private transaction involving a reverse stock split and considered the funds available to CIBI to engage in such a transaction.

      At the Board's next regular meeting on January 17, 2005, at which it distributed a memorandum from CIBI's legal counsel discussing in greater detail the advantages and disadvantages of various types of going private alternatives. At that meeting, the Board once again carefully considered the advantages and disadvantages of going private, as well as the alternatives available to accomplish the deregistration of our Common Shares. At that meeting, the Board considered, among other issues, the potential impact of the reverse stock split and the deregistration of the Common Shares on CIBI'S shareholders.

      On April 18, 2005, the Board of Directors met again. At that meeting, after further consideration and deliberation by the Board, the Board unanimously decided to further investigate mechanics and expenses of proceeding with a going private transaction and, specifically, a reverse stock split. The Board also discussed with management the price to be paid to the shareholders in lieu of issuing fractional shares in connection with the reverse stock split and the desirability of a forward split immediately following a reverse split to avoid an unusually high per share value for the Common Shares after the reverse split. The Board determined that a subsequent forward split was desirable. Also at this meeting the Board authorized management to contact Keller & Company regarding the possibility of obtaining a fairness opinion regarding the price to be paid to the shareholders who would receive cash in lieu of fractional shares.

      On May 16, 2005, the Board met to address the question as to whether the Stock Splits are a fair transaction to affiliated and unaffiliated shareholders. The Board also discussed the fairness of the Stock Splits to both those shareholders who would receive whole common Shares in the reverse split and participate in the subsequent forward split and those shareholders who would receive only cash and no longer be shareholders of CIBI. The Board again determined that fairness to both continuing and cashed out shareholders depended in large part on the price to be paid in lieu of issuing fractional shares.

      Mr. Keller of Keller & Company discussed with the Board its valuation analysis with respect to the Common Shares. It presented the Board with information regarding (i) trading history, including volume and prices, of the Common Shares, and (ii) a review of the market performance and trading history of companies comparable to CIBI. Mr. Keller stated that the current trading price of the Common Shares as a multiple of earnings and as a percent of book value per share was below the level of CIBI's peers. Mr. Keller performed an analysis of the financial impact of the transaction to CIBI at prices ranging from $14.00 to $16.00 per cashed-out share. The Board discussed the pros and cons of paying a premium above the current trading price. After presenting the relevant financial information, Keller &
Company advised the Board that, in its opinion, a per share purchase price of $15.00 per Common Share in lieu of issuing fractional shares would be fair to CIBI's shareholders. The information presented to the Board by Keller & Company regarding its financial analysis is described more fully under the heading "Opinion of Keller & Company."

      Finally, the Board reviewed analyses prepared by management regarding the anticipated financial impact of the Stock Splits and held further discussions and asked questions to Keller & Company and management. Specifically, the Board considered the total number of Common Shares which would be exchanged for cash in the Stock Splits and considered its resulting impact on the financial condition of CIBI.

      The Board then discussed the fairness of the price to be paid in lieu of issuing fractional shares in light of, among other factors, the historical trading price of the Common Shares, CIBI's going concern value, liquidation value and net book value and the impact of the Stock Splits on the voting power of CIBI's shareholders. The Board concluded that CIBI's shareholders should receive $15.00 for each Common Share held immediately prior to the Stock Splits that is not converted into a whole Common Share in the reverse split. In determining the premium to be paid for the fractional shares, the Board particularly focused on the fact that the Stock Splits is not a voluntary transaction for CIBI shareholders. The Board concluded that $15.00 is a fair price to all of CIBI's shareholders, both affiliated and unaffiliated and those that will continue as CIBI shareholders and those who will be completely cashed out. The matters considered at the May 16, 2005 Board meeting are more fully discussed in this Proxy Statement at "Special Factors -Fairness of this Stock Splits" and "Opinion of Keller & Company."

      On May 27, 2005, members of the Board discussed the repurchase of fractional shares and discussed whether fractional shares should be repurchased from all shareholders or only from holders of less than one whole share after the reverse stock split. The Board members reviewed the financial impact of purchasing all fractional shares and considered that shareholders who did not want to receive cash in lieu of fractional shares could purchase additional shares to prevent an involuntary cash-out. Based on these factors, the proposal was revised to limit its repurchase of fractional shares to those shareholders holding fewer than 300 shares immediately prior to the reverse stock split.

Recommendation of the Board

      The Board has unanimously determined that the Stock Splits are in the best interest of CIBI and are fair to CIBI's shareholders. The Board unanimously recommends that the shareholders vote "FOR" the approval of the Stock Splits.

Potential Disadvantages of the Stock Splits to Shareholders

      As is more thoroughly described in the section entitled "Special Factors - Disadvantages of the Stock Splits" above, potential disadvantages to CIBI and Continuing Holders include decreased availability of information about CIBI and decreased liquidity of the Common Shares. If the Stock Splits are completed, we intend to terminate the registration of the Common Shares under the Exchange Act. As a result, we will no longer be subject to the filing and reporting requirements of the Exchange Act. In addition, the liquidity of the Common Shares will be adversely affected by the lack of publicly available information about CIBI following deregistration of the Common Shares. Decreased liquidity may have an adverse effect on the market value of the Common Shares.

Share Certificates

      We have appointed Registrar and Transfer Company to act as exchange agent to carry out the exchange of existing share certificates for cash payments in lieu of issuing fractional shares to any holder of fewer than 300 shares before the reverse stock split. On the Effective Date, all share certificates evidencing ownership of Common Shares held by shareholders who will have fractional shares repurchased will be deemed cancelled without further action by the shareholders or CIBI. Thereafter, such certificates will represent only the right to receive cash in the amount of $15.00 per pre-split Common Share for repurchased fractional shares. The Common Shares acquired by CIBI in connection with the Stock Splits will be cancelled.

      The exchange agent will furnish CIBI's shareholders with the necessary materials and instructions to surrender their Common Share certificate(s) promptly following the Effective Date. A letter of transmittal will explain how the certificates are to be surrendered. Shareholders must complete and sign the letter of transmittal and return it with their certificate(s) to the transfer agent as instructed before they can receive any cash payments to which they are entitled. Do not send your certificates to us, and do not send them to the exchange agent until you have received a letter of transmittal and followed the instructions therein.

      No service charges will be payable by CIBI's shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. CIBI will pay all expenses of the Stock Splits.

Material Federal Income Tax Consequences

      We have summarized below the material federal income tax consequences to CIBI and to holders of Common Shares resulting from the Stock Splits. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Department Regulations issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Internal Revenue Code, applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings. Some of those changes may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

      This summary does not address all aspects of the possible federal income tax consequences of the Stock Splits and is not intended as tax advice to any person or entity. In particular, this summary does not consider the individual investment circumstances of holders of Common Shares, nor does it consider the particular rules applicable to special categories of holders (such as tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers) or holders who hold, have held, or will hold, Common Shares as part of a straddle, hedging or conversion transaction. In addition, this summary does not address any consequences of the Stock Splits under any state, local or foreign tax laws.

      This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your Common Shares as capital assets for federal income tax purposes.

      You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

      Federal Income Tax Consequences to CIBI. We believe that the Stock Splits will be treated as a tax-free "recapitalization" for federal income tax purposes. This treatment will result in no material federal income tax consequences to CIBI. However, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes, if you are receiving cash, pursuant to the Stock Splits.

      Federal Income Tax Consequences to Continuing Holders. If you continue to hold Common Shares directly immediately after the Stock Splits, you will not recognize any gain or loss in the Stock Splits, and you will have the same adjusted tax basis and holding period in your Common Shares as you had in such Common Shares immediately prior to the Stock Splits.

      Federal Income Tax Consequences to Holders Receiving Cash. If you receive cash in exchange for Common Shares as a result of the Stock Splits, your tax consequence will depend on whether, in addition to receiving cash, a person or entity related to you (as determined by the Internal Revenue
Code) continues to hold Common Shares immediately after the Stock Splits.

      If you receive cash and are not related to any person or entity who or which continues to hold Common Shares, you will recognize capital gain or loss. The amount of this capital gain or loss will equal the difference between the cash you receive for your Common Shares and your aggregate adjusted tax basis in such Common Shares.

      If you receive cash and do not continue to hold directly any Common Shares but are related to a person or entity who or which continues to hold Common Shares (in which case you may be treated as owning constructively the Common Shares owned by such related person or entity), your receipt of cash may be treated (i) first, as ordinary taxable dividend income to the extent of your ratable share of CIBI's undistributed earnings and profits,
(ii) second, as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your Common Shares, and (iii) then, the remainder as capital gain.

      If you fall into the category described in the immediately preceding paragraph, your tax treatment will depend upon whether your receipt of cash either (i) is "not essentially equivalent to a dividend" or (ii) constitutes a "substantially disproportionate redemption of stock," as described below. If your receipt of cash meets either of these two tests, your receipt of cash will result solely in capital gain or loss. If your receipt of cash cannot meet either of these two tests, your tax consequences will be those described in the immediately preceding paragraph.

      "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in CIBI resulting from the Stock Splits (taking into account for this purpose the Common Shares owned by persons or entities related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

      "Substantially Disproportionate Redemption of Stock." Your receipt of cash in the Stock Splits will be a "substantially disproportionate redemption of stock" for you if the percentage of Common Shares owned by you (and by persons or entities related to you) immediately after the Stock Splits is (i) less than 50% of all Common Shares and (b) less than 80% of the percentage of Common Shares owned by you (and by persons or entities related to you) immediately before the Stock Splits.

      If a person or entity related to you will continue to hold Common Shares after the Stock Splits, you should consult with your own tax advisor to determine your particular tax consequences.

      Capital Gain and Loss. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

      Special Rate for Certain Dividends. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Stock Splits that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the Common Shares of CIBI with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

      Backup Withholding. Holders of Common Shares will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the exchange agent in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of Common Shares to deliver such information when the Common Share certificates are surrendered following the Effective Date of the Stock Splits. Failure to provide such information may result in backup withholding.

      As explained above, the amounts paid to you as a result of the Stock Splits may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances.

Unavailability of Appraisal or Dissenters' Rights

      No appraisal or dissenters' rights are available under Ohio law or under CIBI's Articles of Incorporation or Code of Regulations to holders of Common Shares who vote against the Stock Splits. Other rights or actions may exist under Ohio law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Stock Splits.

Termination of Stock Splits

      Although we are requesting your approval of the Stock Splits, the Board may, in its discretion, withdraw the Stock Splits from the agenda of the Special Meeting prior to any vote thereon. Although the Board presently believes that the Stock Splits are in CIBI's best interests and has recommended a vote for the Stock Splits, the Board nonetheless believes that it is prudent to recognize that factual circumstances could possibly change prior to the Special Meeting such that it might not be appropriate or desirable to effect the Stock Splits at that time. Such reasons include, among other things:

      * Any change in the nature of the shareholdings of CIBI which would result in CIBI being unable to reduce the number of record holders of Common Shares to below 300 as a result of the Stock Splits;

      * Any change in the number of CIBI's record holders that would enable CIBI to deregister the Common Shares under the Exchange Act without effecting the Stock Splits;

      * Any change in the number of Common Shares that will be exchanged for cash in connection with the Stock Splits that would substantially increase the cost and expense of the Stock Splits from what is currently anticipated; or

      * Any adverse change in the financial condition of CIBI that would render the Stock Splits inadvisable.

      If the Board decides to withdraw the Stock Splits from the agenda of the Special Meeting, the Board will promptly notify CIBI's shareholders of the decision by mail and by announcement at the Special Meeting. If the Board decides to abandon the Stock Splits after the Special Meeting and before the Effective Date, the Board will promptly notify CIBI's shareholders of the decision by mail or by press release and any other appropriate public disclosure.

Escheat Laws

      The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Shareholders who are entitled to receive cash in lieu of fractional shares in connection with the Stock Splits whose addresses are unknown to CIBI or who do not surrender their share certificates and request payment of the repurchase price generally will have a period of years from the Effective Date in which to claim the cash payment to which they are entitled from CIBI. Following the expiration of that period, the cash payments would likely escheat to the state of residence of the shareholder, if known.
Such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of each jurisdiction, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be various periods of years. If CIBI does not have an address for a shareholder, then the unclaimed cash payment would be turned over to CIBI's state of incorporation, the State of Ohio, in accordance with its escheat laws.

Regulatory Approvals

      CIBI is not aware of any material governmental or regulatory approval required for completion of the Stock Splits, other than compliance with the relevant federal and state securities laws and Ohio corporate laws.

                           INFORMATION ABOUT CIBI

Business of CIBI and First Federal

      CIBI is a savings and loan holding company which owns all of the common stock issued by First Federal upon its conversion from a mutual savings association to a stock savings association in February of 1995. CIBI's activities have been limited primarily to holding the common stock of First Federal since the conversion.

      First Federal is a traditional community bank primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans secured by single-family residences primarily located in Crawford County, Ohio. To a lesser extent, First Federal originates other real estate loans secured by non-residential real estate and construction loans and non-real estate loans, primarily consumer loans. First Federal also invests in U.S. Treasury and federal government agency obligations and mortgage-backed securities which are issued or guaranteed by federal agencies.

      CIBI is subject to regulation, supervision and examination by the Office of Thrift Supervision . First Federal is subject to regulation, supervision and examination by the Office of Thrift Supervision and the FDIC.

      CIBI's principal offices are located at 119 South Sandusky Avenue, Bucyrus, Ohio 44820, and CIBI's phone number at that address is (419) 562-7055.

Management of CIBI

      Board of Directors. There are eight members of CIBI's Board of Directors. Information regarding CIBI's current directors is set forth below.

      Dale C. Hoyles. Mr. Hoyles has served as Chairman of the Board of First Federal since 1990 and as one of its directors since 1974. Until his retirement in November 1994, he was Senior Vice President/Treasurer of

Centurion Financial which is a property and casualty insurance company located in Bucyrus, Ohio. Mr. Hoyles had been associated with Centurion Financial since 1973. He also serves First Federal as a member of its Executive Committee.

      Phillip W. Gerber. Mr. Gerber has served as President and Chief Executive Officer of First Federal since October 2003. Prior thereto, Mr. Gerber served as the Executive Vice President since September 2002 and formerly served as Vice President since joining First Federal in January 1997. Prior to January 1997, he had served as Executive Vice President of Farmers Citizens Bank, Bucyrus, Ohio.

      John W. Kennedy. Until his retirement in September 2003, Mr. Kennedy served as President and Chief Executive Officer of First Federal since 1972. He has been employed by First Federal since 1969 and during that time has also served as Secretary and Executive Vice President.

      David M. Auck. Mr. Auck has served as Vice Chairman of the Board of First Federal since 1990. He has been the owner of the Auck-Dostal Agency, an independent insurance agency, located in Bucyrus, Ohio since 1974.

      Brent D. Fissel, D.D.S. Dr. Fissel is a dentist who has had a private family practice in New Washington, Ohio since 1988. He also serves First Federal as a member of its Audit and Personnel Committees.

      Philip E. Harris. Mr. Harris is employed by The Timken Company, a manufacturer and distributor of tapered roller bearings. His current title is General Manager, Supply Chain Services. He also serves as the Chairman of First Federal's Personnel Committee and a member of the Audit Committee.

      John D. Mizick. Mr. Mizick is a certified public accountant who founded Mizick, Miller and Company, Inc., a public accounting firm, in 1972 and is currently its President and Chief Executive Officer. He also serves as Chairman of First Federal's Audit Committee and is a member of the Executive Committee.

      Michael J. Romanoff. Mr. Romanoff is the owner of Romanoff Jewelers, located in Bucyrus, Ohio. He is also the co-owner of Val Casting and Allure Designs, also located in Bucyrus. Mr. Romanoff also serves as a member of First Federal's Executive and Personnel Committees.

      The Board has determined that, except for Mr. Gerber, each director is an "independent director" under applicable Nasdaq rules.

      Executive Officers. In addition to Mr. Gerber, who is the President and Chief Executive Officer of CIBI and First Federal, the following persons are executive officers of CIBI and First Federal:

      Brian R. Buckley. Age 57. Mr. Buckley has served First Federal as a Vice President since 1979. He has been employed by First Federal since 1974.

      Thomas G. Kalb. Age 49. Mr. Kalb joined First Federal in August, 2004 as Chief Financial Officer. Prior to joining First Federal, Mr. Kalb was a partner in the Holbrook, Manter & Rogers public accounting firm. He has 26 years of experience in public accounting.

      Jeffrey K. Urban. Age 55. Mr. Urban joined First Federal in February 2004 as Vice President, Commercial Lending. Prior to joining First Federal, Mr. Urban was Senior Vice President and Area Executive for Citizens Savings Bank in New Philadelphia, Ohio. He has 30 years of experience within the banking industry in Ohio.

      Each director and executive officer may be contacted at CIBI's address at 119 South Sandusky Avenue, Bucyrus, Ohio 44820, and the phone number at that address is (419) 562-7055.

      To CIBI's knowledge, none of CIBI's executive officers or directors has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Each of CIBI's executive officers and directors is a citizen of the United States of America.

Interest of Certain Persons in Matters to be Acted Upon

      Information regarding the Common Shares beneficially owned by the executive officers and directors of CIBI and First Federal is set forth in the table below. The Stock Splits will not impact affiliated holders of Common Shares differently from unaffiliated holders of Common Shares on the basis of affiliate status. The executive officers and directors of CIBI and First Federal will receive no extra or special benefit not shared on a pro rata basis by all other holders of the Common Shares. If the Stock Splits are implemented, the executive officers and directors of CIBI and First Federal will not benefit by any material increase in their percentage ownership of Common Shares. Please see the sections entitled "Special Factors - Fairness of the Stock Splits" and "Special Factors - Advantages of the Stock Splits."

      Share Ownership of Directors and Executive Officers. The following table provides certain information regarding the number of Common Shares beneficially owned by CIBI's directors and executive officers as of May 16, 2005 and the anticipated ownership percentage of such persons after the Stock Splits:

                                    Number of         Percent of                                  Percent of
                                  Common Shares   Outstanding Common       Number of              Outstanding
                                  Before Stock    Shares Before Stock     Common Shares          Common Shares
Name(1)                            Splits (2)          Splits(3)        After Stock Splits   After Stock Splits(4)
-------                           -------------   -------------------   ------------------   --------------------

Jeffrey L. Gendell(5)
200 Park Avenue, Suite 3900
New York, NY 10166                   101,200              9.6%                101,200                  9.9%

Community Investors
 Bancorp, Inc.(6)
Employee Stock
 Ownership Plan Trust
119 South Sandusky Avenue
Bucyrus, OH 44820                    114,266             10.8                 114,226                 11.3

Directors:
David M. Auck(7)                      41,468              3.8                  41,468                  4.0
Philip E. Harris(8)                   10,051              *                    10,051                  1.0
Brent D. Fissel, DDS(9)                7,862              *                     7,862                  *
Dale C. Hoyles(10)                    10,790              1.0                  10,790                  1.0
John W. Kennedy(11)                   68,223              6.3                  68,223                  6.6
John D. Mizick                         1,000              *                     1,000                  *
Michael Romanoff(12)                   6,075              *                     6,075                  *
Phillip W. Gerber(13)                 20,105              1.9                  20,105                  1.9

All directors and executive
 officers of CIBI and First
 Federal as a group
 (12 persons)                       201,869              18.7%                201,869                 19.9%
_____________________

*     Represents less than 1% of the outstanding common stock.




<F1>  Each of the persons listed in this table may be contacted at CIBI's address at 119 South Sandusky Avenue, Bucyrus, Ohio 44820.

<F2>  All shares are owned directly with sole voting or investment power unless otherwise indicated by footnote.

<F3>  Assumes a total of 1,054,717 Common Shares outstanding before the
      Stock Splits, plus the 22,097 of vested stock options held by such person or group.

<F4>  Assumes a total of 1,014,565 Common Shares outstanding after the
      Stock Split, plus the number of vested stock options held by such person or group.

<F5>  Based upon a Schedule 13D filing with the Securities and Exchange
      Commission dated January 14, 2003.

<F6>  The Community Investors Bancorp, Inc. Employee Stock Ownership Trust
      was established pursuant to the Community Investors Bancorp, Inc. Employee Stock Ownership Plan by an agreement between Community Investors and Messrs. Hoyles, Kennedy and Buckley, who act as Trustees of the plan. As of the voting record date, 114,266 of the shares of common stock held in the ESOP Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in accordance with their fiduciary duties as Trustees. The amount of common stock beneficially owned by each individual Trustee or all directors and executive officers as a group does not include the shares held by the ESOP Trust.

<F7>  Includes 14,050 shares held in a retirement account.  Also includes
      3,643 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the voting record date.

<F8>  Includes 2,250 shares held jointly with the director's spouse. Also includes 4,704 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the voting record date.

<F9>  Includes 7,196 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the voting record date.

<F10> Includes 3,591 shares held by Mr. Hoyles' spouse.  Also includes 554 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the voting record date.

<F11> Includes 16,920 held jointly with the director's spouse, 4,461 shares held by Mr. Kennedy's spouse, 901 shares held in a retirement account, 17,719 shares which have been allocated to Mr. Kennedy's account in the ESOP, 1,000 shares held jointly with grandchildren. The address of Mr. Kennedy is c/o Community Investors Bancorp, Inc., 119 South Sandusky Avenue, Bucyrus, Ohio 44820.

<F12> Includes 675 shares held jointly with his children.

<F13> Includes 4,125 shares held in a retirement account, 8,532 shares which have been allocated to Mr. Gerber's account in the ESOP, and 6,000 shares that may be acquired through the exercise of stock options exercisable within 60 days of the voting record date.

      The directors and executive officers of CIBI have not engaged in any transactions involving the Common Shares in the past 60 days.

Market Price and Dividend Information

      Our Common Shares are currently traded on the Nasdaq SmallCap Market under the symbol "CIBI." The following table sets forth the high and low bid and ask prices and dividend information for the periods indicated.
The last sale of Common Shares reported on the Nasdaq on May 16, 2005 was $13.25 Prices in the table do not reflect any retail mark-ups or mark-downs or commissions.

           First Three Quarters of Fiscal Year Ended June 30, 2005
---------------------------------------------------------------------------
Quarter Ended                                High        Low      Dividends
-------------                                ----        ---      ---------

September 30, 2004                          $14.70     $13.00      $ .09
December 31, 2004                            16.00      13.00        .09
March 31, 2005                               14.75      13.00        .09

                       Fiscal Year Ended June 30, 2004
---------------------------------------------------------------------------
Quarter Ended                                High        Low      Dividends
-------------                                ----        ---      ---------

September 30, 2003                          $15.00     $12.25      $.085
December 31, 2003                            14.80      13.14       .085
March 31, 2004                               16.63      13.84       .085
June 30, 2004                                15.63      14.55       .085

                       Fiscal Year Ended June 30, 2003
---------------------------------------------------------------------------
Quarter Ended                                High        Low      Dividends
-------------                                ----        ---      ---------

September 30, 2002                          $12.75      $10.00     $.080
December 31, 2002                            12.29       10.50      .080
March 31, 2003                               13.39       10.45      .080
June 30, 2003                                13.35       11.66      .080

      Dividends are paid only when declared by the Board, in its sole discretion, based on CIBI's financial condition, results of operation, market conditions and such other factors as it may deem appropriate. If the Stock Splits are completed and we deregister the Common Shares, the Common Shares will no longer be quoted on the Nasdaq or be eligible to be traded on any exchange or automated quotation service operated by a national securities association, and trades in the Common Shares will only be possible through privately negotiated transactions or in the Pink Sheets(R).

Common Share Repurchase Information

      The following table provides information regarding CIBI's Common Share repurchases during the periods indicated.

                                           Price Range
                           Number        ---------------    Weighted Average
Quarter Ended            Repurchased     High        Low    Price Per Share
-------------            -----------     ----        ---    ----------------

September 30, 2004         12,021       $14.70     $13.60       $13.90
December 31, 2004          28,272        14.41      13.95        14.11
March 31, 2005             19,469        13.95      13.30        13.60

September 30, 2003          4,350        13.25      13.25        13.25
December 31, 2003           6,055        14.00      14.00        14.00
March 31, 2004                 --           --         --           --
June 30, 2004              16,947        14.75      14.70        14.72

September 30, 2002             --           --         --           --
December 31, 2002           2,500        11.50      11.50        11.50
March 31, 2003             21,100        12.66      10.75        11.70
June 30, 2003              11,300        12.15      12.00        12.10

                            FINANCIAL INFORMATION

Summary Historical Financial Information

      The following summary consolidated financial information was derived from CIBI's audited consolidated financial statements as of and for each of the years ended June 30, 2004 and 2003 and from unaudited consolidated interim financial statements as of and for the nine months ended March 31, 2004 and 2003. The consolidated statement of earnings data for the nine months ended March 31, 2004 is not necessarily indicative of results for a full year. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this Proxy Statement. Please see the section entitled "Incorporation of Certain Documents by Reference."

                                      Nine Months Ended March 31,      Year Ended June 30,
                                      ---------------------------    -----------------------
                                          2005          2004           2004          2003
                                          ----          ----           ----          ----

Results of Operations
  Interest income                       $  4,753      $  4,771       $  6,377      $  7,198
  Interest expense                         1,806         1,970          2,568         3,421

    Net interest income                    2,947         2,801          3,809         3,777
  Provision for losses on loans               88           102            143            33

    Net interest income after
     provision for losses on loans         2,859         2,699          3,666         3,744
  Noninterest income                         392           382            567           453
  Noninterest expenses                    (2,252)       (2,162)        (2,932)       (2,511)

    Earnings before income taxes             999           919          1,301         1,686
  Federal income taxes                       339           310            439           571

    Net earnings                             660           609            862         1,115

Financial Condition
  Total assets                          $122,762      $121,854       $121,854      $122,658
  Total deposits                          83,520        87,203         87,203        88,065
  Net loans                               98,585        95,862         95,862        94,205
  Shareholders' equity                    13,007        13,232         13,232        12,844
  Average assets                         120,989       122,192        122,154       122,689
  Average shareholders' equity            13,208        13,195         13,232        12,801

Key Financials Ratios
  Return on average assets                  0.73%         0.66%          0.71%         0.91%
  Return on average equity                  6.66%         6.15%          6.51%         8.71%
  Dividends paid as a percent of
   net income                              43.94%        45.32%         42.69%        31.39%

Per Share Data
  Net income, basic                     $   0.62      $   0.57       $   0.81      $   1.05
  Net income, diluted                       0.61          0.56           0.78          1.01
  Cash dividends declared                   0.27          0.255          0.34          0.32
  Book value                               12.32         12.06          12.25         11.99

      CIBI's book value per share, as set forth above, has been derived from financial statements prepared by CIBI's management relating to the fiscal periods set forth above. As required by Exchange Act Rule 13a-14(a), CIBI's Chief Executive Officer and Chief Financial Officer have certified that such financial statements, and the financial information included in the periodic reports in which such financial statements appear, fairly present in all material respects the financial condition, results of operation and cash flows of CIBI as of, and for, the periods presented in such periodic reports.

Pro Forma Financial Information

      If the Stock Splits are completed, shareholders who receive cash in lieu of fractional shares will receive cash in the amount of $15.00 per Common Share held immediately prior to the Stock Splits. We estimate that the repurchase of these fractional shares will cost approximately $602,000. In addition, we estimate we will incur approximately $50,000 in professional fees, printing costs and other related expenses in the Stock Splits, for a total cost of approximately $652,000. We do not expect that the Stock Splits, or our use of approximately $652,000 to complete the Stock Splits, will have any material adverse effect on our capitalization, liquidity, results of operations or cash flow. Please see the section entitled "Meeting and Voting Information - Solicitation and costs." We expect to finance the Stock Splits with cash on hand.

      We expect that, as a result of the Reverse/Forward Stock Splits and the cashing out of fractional Common Shares held by shareholder after the reverse stock split:

      * Our aggregate shareholders' equity will change from approximately $13,007 (as of March 31, 2005) to approximately $12,363; and

      * Book value per Common Share would change from $12.32 (at March 31, 2005) to $12.17, assuming the cash out of fractional Common Shares had Occurred on March 31, 2005.

      The following pro forma consolidated information has been derived from CIBI's financial statements. The financial statements for the year ended June 30, 2004, have been audited by our independent registered public accounting firm. The financial statements for the quarterly periods ended March 31, 2005and 2004 are unaudited. In the opinion of CIBI's management, these quarterly financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of these quarters.

      The pro forma consolidated financial statements have been prepared based upon the assumption that the Stock Splits were completed effective the first day of the period presented for the income statement and as of the date of the balance sheet, and all fractional Common Shares under one whole share are repurchased. These pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred had the Stock Splits actually taken place at the respective time periods specified nor do they purport to project the results of operations for any future date or period. Based on information from various external sources, CIBI believes that approximately 40,152 pre-split Common Shares will be repurchased at $15.00 per Common Share for a total purchase price of approximately $602,280.

      The pro forma results are not indicative of future results because CIBI's public reporting costs for the periods presented include only the historic public reporting costs and do not include anticipated future costs. Further, these results exclude $70,000 in estimated cost savings due to no longer being an Exchange Act reporting company.

      The unaudited pro forma financial statements should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this Proxy Statement. Please see the section entitled "Incorporation of Certain Documents by Reference."

                    PRO FORMA CONSOLIDATED BALANCE SHEET
                      Nine Months Ended March 31, 2005
                                 (Unaudited)
                           (Dollars in thousands)


                                                                     Pro-Forma      Pro-Forma
                                                     Historical     Adjustments     Combined
                                                     ----------     -----------     ---------

ASSETS
  Cash and cash equivalents                             7,105          (666)           6,439

  Investment securities                                10,772                         10,772
  Mortgage backed securities                              782                            782
  Loans receivable                                     98,585                         98,585
  Other assets                                          5,518            --            5,518
                                                      -------           ---          -------

      Total Assets                                    122,762          (666)         122,096
                                                      =======                        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits                                             83,520                         83,520
  Advances from the Federal Home Loan Bank             25,734                         25,734
  Other liabilities                                       501           (22)             479
                                                      -------           ---          -------

      Total Liabilities                               109,755           (22)         109,733

Shareholders' equity                                   13,007          (644)          12,363
                                                      -------           ---          -------

      Total Liabilities and Shareholders' Equity      122,762          (666)         122,096
                                                      =======           ===          =======

                    PRO FORMA CONSOLIDATED BALANCE SHEET
                          Year Ended June 30, 2004
                           (Dollars in thousands)


                                                                     Pro-Forma      Pro-Forma
                                                     Historical     Adjustments     Combined
                                                     ----------     -----------     ---------

ASSETS
  Cash and cash equivalents                             6,720          (670)           6,050

  Investment securities                                12,928                         12,928
  Mortgage backed securities                            1,133                          1,133
  Loans receivable                                     95,862                         95,862
  Other assets                                          5,211            --            5,211
                                                      -------           ---          -------

      Total Assets                                    121,854          (670)         121,184
                                                      =======           ===          =======

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits                                             87,203                         87,203
  Advances from the Federal Home Loan Bank             21,062                         21,062
  Other liabilities                                       357           (23)             334
                                                      -------           ---          -------

      Total Liabilities                               108,622           (23)         108,599

Shareholders' equity                                   13,232          (647)          12,585
                                                      -------           ---          -------

      Total Liabilities and Shareholders' Equity      121,854          (670)         121,184
                                                      =======           ===          =======

                   PRO FORMA CONSOLIDATED INCOME STATEMENT
                               March 31, 2005
                                 (Unaudited)
                (Dollars in thousands, except per share data)


                                                                              Pro-Forma      Pro-Forma
                                                              Historical     Adjustments     Combined
                                                              ----------     -----------     ---------

Nine Months Ended March 31, 2005

Interest Income
  Loans                                                         $4,343                        $4,343
  Mortgage-backed securities                                        12                            12
  Investment securities                                            315                           315
  Interest-bearing deposits and other(1)                            83           (14)             69
                                                                ------          ----          ------
      Total interest income                                      4,753           (14)          4,739

Interest Expense
  Deposits                                                         779                           779
  Borrowings                                                     1,027            --           1,027
                                                                ------          ----          ------
      Total interest expense                                     1,806            --           1,806
      Net interest expense                                       2,947           (14)          2,933

Provision for losses on loans                                       88            --              88
                                                                ------          ----          ------
  Net interest income after provision for losses on loans        2,859           (14)          2,845

Other income
  Gain on sale of office premises                                   77                            77
  Gain on sale of investment securities                             (3)                           (3)
  Other operating                                                  318            --             318
                                                                ------          ----          ------
      Total other income                                           392            --             392

General, Administrative and Other Expense
  Employee compensation and benefits                             1,023                         1,023
  Occupancy and equipment                                          213                           213
  Franchise taxes                                                  125                           125
  Data processing                                                  330                           330
  Other operating(2)                                               561            50             611
                                                                ------          ----          ------
      Total general administrative and other expenses            2,252            50           2,302
                                                                ------          ----          ------

Earnings Before Income Taxes                                       999           (64)            935

Federal Income Taxes
  Current                                                          279           (22)            257
  Deferred                                                          60            --              60
                                                                ------          ----          ------
      Total federal income taxes                                   339           (22)            317
                                                                ------          ----          ------

Net Earnings                                                    $  660          $(42)         $  618
                                                                ======          ====          ======

Earnings Per Share
  Basic                                                         $ 0.62                        $ 0.60
                                                                ======                        ======
  Diluted                                                       $ 0.61                        $ 0.59
                                                                ======                        ======

--------------------
<F1>  Interest forfeited from using $602,000 in short-term investments to fund the transaction.
<F2>  Transaction costs.

                   PRO FORMA CONSOLIDATED INCOME STATEMENT
                                June 30, 2004
                (Dollars in thousands, except per share data)


                                                                              Pro-Forma      Pro-Forma
                                                              Historical     Adjustments     Combined
                                                              ----------     -----------     ---------

Year Ended June 30, 2004

Interest Income
  Loans                                                         $5,794                        $5,794
  Mortgage-backed securities                                        64                            64
  Investment securities                                            469                           469
  Interest-bearing deposits and other(1)                            50           (18)             32
                                                                ------          ----          ------
      Total interest income                                      6,377           (18)          6,359

Interest Expense
  Deposits                                                       1,251                         1,251
  Borrowings                                                     1,317            --           1,317
                                                                ------          ----          ------
      Total interest expense                                     2,568            --           2,568
      Net interest expense                                       3,809           (18)          3,791

Provision for losses on loans                                      143            --             143
                                                                ------          ----          ------
  Net interest income after provision for losses on loans        3,666           (18)          3,648

Other income
  Gain on sale of loans                                            100                           100
  Loss on sale of property acquired in settlement of loans          (8)                           (8)
  Gain on sale of premises                                          23                            23
  Other operating                                                  452            --             452
                                                                ------          ----          ------
      Total other income                                           567            --             567

General, Administrative and Other Expense
  Employee compensation and benefits                             1,487                         1,487
  Occupancy and equipment                                          268                           268
  Franchise taxes                                                  159                           159
  Data processing                                                  409                           409
  Other operating(2)                                               609            50             659
                                                                ------          ----          ------
      Total general administrative and other expenses            2,932            50           2,982
                                                                ------          ----          ------

Earnings Before Income Taxes                                     1,301           (68)          1,233

Federal Income Taxes
  Current                                                          383           (23)            360
  Deferred                                                          56            --              56
      Total federal income taxes                                   439           (23)            416
                                                                ------          ----          ------

Net Earnings                                                    $  862          $(45)         $  817
                                                                ======          ====          ======

Earnings Per Share
  Basic                                                         $ 0.81                        $ 0.80
                                                                ======                        ======
  Diluted                                                       $ 0.78                        $ 0.77
                                                                ======                        ======

--------------------
<F1>  Interest forfeited from using $602,000 in short-term investments to fund the transaction.
<F2>  Transaction costs.

                            AVAILABLE INFORMATION

      The Stock Splits will constitute a "going-private" transaction for purposes of Rule 13e-3 of the Exchange Act. As a result, CIBI has filed a
Schedule 13e-3 which contains additional information about CIBI. Copies of the Schedule 13e-3 are available for inspection and copying at CIBI's principal executive offices during regular business hours by any interested shareholder of CIBI, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request addressed to Community Investors Bancorp, Inc., 119 South Sandusky Avenue, Bucyrus, Ohio 44820.

      CIBI is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13e-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's internet address at "www.sec.gov."

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement.

      This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC, copies of which are being delivered to you with this Proxy Statement. They contain important information about CIBI and its financial condition.

      *     Our Annual Report on Form 10-KSB for the year ended June 30,
            2004; and

      *     Our Quarterly Report on Form 10-QSB for the quarter ended March
            31, 2005.

      We also incorporate by reference any additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting.

      We will provide, without charge, upon the written or oral request of any person to whom this Proxy Statement is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to Community Investors Bancorp, Inc., 119 South Sandusky Avenue, Bucyrus, Ohio 44820.

                 PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Any proposal which a shareholder wishes to have included in the proxy materials of CIBI relating to the next annual meeting of shareholders of CIBI, which is scheduled to be held in October 2005, must be received at the principal executive offices of Community Investors Bancorp, Inc., 119 South Sandusky Avenue, Bucyrus, Ohio 44820, Attention: Secretary, no later than May 25, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

      Shareholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before an annual meeting pursuant to Article X, Sections D and E of our Code of Regulations, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of CIBI. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of CIBI not less than 90 days prior to the anniversary date of the mailing of proxy materials by CIBI for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business, (c) the class and number of shares of common stock of CIBI which are beneficially owned by the shareholder, and
(d) any material interest of the shareholder in such business.
Accordingly, shareholder proposals submitted under our code of regulations in connection with the next annual meeting of stockholders must be received by CIBI no later than June 24, 2005.

      The Board is not aware of other matters that are likely to be brought before the Special Meeting. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed Proxy are expected to vote the Common Shares represented thereby on such matters in accordance with their best judgment.

Dated:  [June 21, 2005]                By Order of the Board of Directors,



                                       Phillip W. Gerber
                                       President and Chief Executive Officer

                                                                       EXHIBIT A

                           KELLER & COMPANY, INC.
                      FINANCIAL INSTITUTION CONSULTANTS
                      INVESTMENT AND FINANCIAL ADVISORS
                            555 METRO PLACE NORTH
                                  SUITE 524
                             DUBLIN, OHIO 43017
                  (614) 766-1426        (614) 766-1459 FAX
                                keller@ee.net


May 16, 2005


Board of Directors
Community Investors Bancorp, Inc.
119 S. Sandusky Avenue
Bucyrus, Ohio 44820

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view to the shareholders of Community Investors Bancorp, Inc. ("CIBI"), of the proposed price per share for CIBI stock to be paid to shareholders in connection with the Reverse/Forward Stock Split ("Split") as defined below and set forth in the proxy material and to be sent to certain shareholders of record date as of May 16, 2005.

As more fully described in the proxy material to be sent to shareholders, CIBI will conduct a Split, resulting in an exchange of one share for each 225 shares of CIBI. Any shareholder with less than 225 shares of CIBI will receive cash based on a price per share of $15.00. Upon completion of the reverse stock split, CIBI will then complete a forward stock split issuing 225 shares of CIBI for each current share of CIBI.

Keller & Company, Inc. ("Keller"), as part of its bank consulting and advisory business, is regularly engaged in the valuation of financial institutions and their securities in connection with the underwritings and distributions of listed and unlisted securities and with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) proxy material; (ii) Annual Reports for the years ended June 30, 2002, 2003, and 2004; (iii) Form 10-Q for the quarters ended September 30, and December 31, 2003 and 2004; (iv) certain publicly-available financial statements of CIBI as of December 31, 2003 and 2004, and March 31, 2004 and 2005, and other historical financial information provided by CIBI that we deemed relevant; and (v) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We reviewed historical returns and the current and historical market prices and trading volumes of CIBI's common stock and the historical and projected earnings and other operating data of CIBI and the current and future capitalization of CIBI. We considered the current market environment in general and the banking environment in particular as well as the market trend for thrift stocks in 2004 and 2005 to date.

Board of Directors
Community Investors Bancorp, Inc.
May 16, 2005
Page 2


In arriving at its opinion, Keller considered financial information and trends for CIBI, the current market prices of a selected peer group of similar publicly-traded thrift institutions and holding companies, and other groups of publicly-traded thrifts, and the terms, conditions and premiums paid on other similar transactions.

During the completion of our review, we have assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly-available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for independently verifying the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of CIBI or any of its subsidiaries, or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of CIBI nor have we reviewed any individual credit files relating to CIBI, and we have assumed that the respective allowance for loan losses for CIBI is adequate to cover such losses. We have also assumed that there has been no material change in CIBI's assets, financial condition, results of operations, business since the date of the most recent financial statements made available to us. Our opinion is necessarily based upon information available to us, and financial, stock, market and other conditions and circumstances existing, as of the date hereof.

The opinion of Keller is directed to the Board of Directors of CIBI in connection with its Split and does not constitute a recommendation to any stockholder of CIBI as to how a stockholder should vote at any meeting of stockholders called to consider and vote upon the Split. The opinion of Keller is not to be quoted or referred to, in whole or in part, in any proxy material or in any other document, nor shall this opinion be used for any other purposes, without Keller's prior written consent provided; however, that we hereby consent to the inclusion of this opinion as an annex to CIBI's proxy material and to the references to this opinion therein.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the price per share of $15.00 for CIBI stock used in the Split of CIBI is fair, from a financial point of view.

Very truly yours,



KELLER & COMPANY, INC.

                                                                  EXHIBIT B

                    FORM OF REVERSE STOCK SPLIT AMENDMENT

      The first paragraph of Article V of the Articles of Incorporation of Community Investors Bancorp, Inc. is hereby amended and replaced in its entirety with the three paragraphs that follow:

      1. The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 5,000,000 shares, of which 4,000,000 shares are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in these Articles of Incorporation or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares may be paid in whole or in part, in real property, in tangible or intangible personal property, in labor or services actually performed for the Corporation or in its formation, or as otherwise permitted by Ohio law. In the absence of actual fraud in the transaction, the judgment of the Board of Directors or the stockholders as the case may be as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

      2. Effective at the date and time this amendment to the Articles of Incorporation to amend and replace the first paragraph of this Article V is accepted by the Secretary of State of the State of Ohio (the "Effective Time"), each three hundred (300) of the Corporation's common shares then issued and outstanding shall be automatically converted into one fully-paid and non-assessable common share (the "Reverse Stock Split"). No fractional share will be issued to any holder of fewer than 300 shares prior to the Reverse Stock Split, and the resulting fractional share that otherwise would have been issued to such holder will be repurchased by the Corporation from such holder for Fifteen and 00/100 Dollars ($15.00) in cash for each common share held immediately prior to the Effective Time and not converted into a whole common share in the Reverse Stock Split. This subsection (2) of this Article V shall affect only issued and outstanding shares of the Corporation and shall not affect the total authorized number of shares.

      3. This Article V shall not change the stated capital or paid-in surplus referable to the common shares, if any.

                                                                  EXHIBIT C

                    FORM OF FORWARD STOCK SPLIT AMENDMENT

      The second paragraph of Article V of the Articles of Incorporation, as amended, of Community Investors Bancorp, Inc. is hereby amended and replaced in its entirety with the paragraph that follows:

      2. Effective at the date and time this amendment to the Articles of Incorporation to amend and replace the first three paragraphs of this
Article V is accepted by the Secretary of State of the State of Ohio (the "Effective Time"), each share of the Corporation's common shares then issued and outstanding shall be automatically converted into three hundred
(300) fully-paid and non-assessable common shares. This subsection (2) of this Article V shall affect only issued and outstanding shares of the Corporation and shall not affect the total authorized number of shares.

                                                           PRELIMINARY COPY

                               REVOCABLE PROXY

[X]   Please mark votes
      as in this example

                      COMMUNITY INVESTORS BANCORP, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY INVESTORS BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [AUGUST 8], 2005 AND AT ANY ADJOURNMENT THEREOF.

      The undersigned hereby appoints the Board of Directors of Community Investors Bancorp, Inc. (the "Company"), as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on [June 7], 2005 at the Special Meeting of Shareholders to be held at the Holiday Inn Express, located at 1690 North Sandusky Avenue, Bucyrus, Ohio 44820, on Monday, [August 8], 2005 at 2:00 p.m., Eastern Time, and any adjournment thereof.

1. A proposal to amend the Company's Articles of Incorporation to effect a l-for-300 reverse stock split and the repurchase of resulting fractional shares of any holder of fewer than 300 shares before the reverse split, followed immediately by an amendment to the Company's Articles of Incorporation to effect a 300-for-1 forward stock split of the Company's common shares (collectively, the "Stock Splits"). As a result of the Stock Splits, (a) each shareholder owning fewer than 300 common shares of the Company immediately before the Stock Splits will receive $15.00 in cash, without interest, for each Company common share owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 300 or more common shares immediately before the Stock Splits will hold the same number of Common Shares that the shareholder held immediately prior to the Stock Splits.:

      [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE STOCK SPLITS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.


                              _______________________________
Please be sure to sign and   | Date                          |
date this Proxy in the box   |                               |
below.                       |                               |
_____________________________|_______________________________|
|                                                            |
|                                                            |
|                                                            |
|__Stockholder sign above____Co-holder (if any) sign above___|



       Detach above card, sign, date and mail in postage paid envelope provided.

                      COMMUNITY INVESTORS BANCORP, INC.

___________________________________________________________________________
|                                                                          |
| The above hereby acknowledges receipt from Community Investors Bancorp, | | prior to the signing of this Proxy, of the Notice of Special Meeting of |
|  Shareholders and Proxy Statement.                                       |
|                                                                          |
| Please sign this proxy exactly as your name(s) appear(s) on this proxy. | | When signing in a representative capacity, please give title. When |
|  shares are held jointly, only one holder need sign.                     |
|__________________________________________________________________________|

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CARD IN THE ENVELOPE PROVIDED.

________________________________________
________________________________________
________________________________________